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Review of the Estrella Project, Peru

Property Name:	Estrella
Political Location:	Districts of Paucara and Acoria Provinces of Acobamba and Huancavelica Department of Huancavelica Republic of Peru
Map Reference	Sheet 26-n (1 : 100,000)
Latitude:	12º38’ South
Longitude:	074º43’ West
Owners of Project:	Bear Creek Mining Company, Sucursal del Peru
Operator of Project	Bear Creek Mining Company, Sucursal del Peru
Report For:	EVEolution Ventures Inc.
Report by:	Peter Ronning, P.Eng.
Date of Report:	2 August 2002

Contents

I. Summary
II. Introduction and Terms of Reference
A. Terms of Reference
B. Purpose of Report
C. Sources of Information
1. Note on Language
D. Field Work by Ronning
III. Disclaimer
IV. Disclosure

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V. Property Description and Location
A. Property Definition
1. Mineral Titles
2. Acquisition and Maintenance of Mineral Titles in Peru
3. Applicable Agreements
B. Permitting
C. Environmental Liabilities and Social Issues
VI. Accessibility, Climate, Local Resources, Infrastructure and Physiography
A. Physiography and Climate
B. Access and Infrastructure
C. Surface Rights
VII. History
VIII. Geological Setting
A. Regional Geological Setting
B. Local and Property Geology
1. Lithologic Units
2. Lithostructural Blocks
3. Structural Geology
IX. Deposit Types
A. Mineral Deposits in the Region
1. Santa Barbara District
2. Julcani District
3. Huando Mineral Area
4. Paucara Mineral Area
B. Mineral Deposits on the Property

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X. Mineralization
A. Mineralization in the Central Block
1. Cinco Hermanos Adit
B. Mineralization in the Eastern Block
C. Mineralization in the Western Block
XI. Exploration
A. Geological Survey
B. Geochemical Survey
XII. Drilling
XIII. Sampling Method and Approach
A. Sampling Done for the Owners
B. Independent Check Samples
XIV. Sample Preparation, Analyses and Security
A. Sampling Done for the Owners
B. Independent Check Samples
C. ISO 9002 Certification
XV. Data Verification
XVI. Adjacent Properties
XVII. Interpretation and Conclusions
XVIII. Recommendations
A. Stage 1
B. Stage 2
C. Intent of Recommendations
XIX. References and Sources of Information
XX. Glossary of Technical Terms

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A. Geological Time Scale
XXI. Certificate of Author

Tables

Table 1: Mineral Titles
Table 2: Lithologic Units on the Estrella Property
Table 3: Results of Independent Samples from the Central Block
Table 4: Statistics for Gold in Rock Samples in the Central Block
Table 5: Statistics for Silver in Rock Samples in the Central Block
Table 6: Statistics for Mercury in Rock Samples in the Central Block
Table 7: Results of Independent Samples from the Eastern Block
Table 8: Statistics for Copper and Silver in Rock Samples in the Eastern Block
Table 9: Rock Sample Results from the Western Block
Table 10: Comparison of Sample Results

Figures

Figure 1: Location and Access
Figure 2: Regional Geology
Figure 3: Geological Map and Property Outline
Figure 4: Mineral Districts in the Huancavelica Quadrangle
Figure 5: Gold in Rock Samples
Figure 6: Silver in Rock Samples
Figure 7: Copper in Rock Samples
Figure 8: Locations of Ronning Samples

Appendices

Appendix 1: Analytical Certificates and Results, Owners’ and BCMC Samples

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Appendix 2: Certificates of Analyses and Analytical Results, Independent Samples
Appendix 3: Descriptions of Independent Samples
Appendix 4: Cost Projections

I. Summary

     EVEolution Ventures Inc. (EVE) has entered into an agreement to purchase all of the limited partner interests in Peru Exploration Ventures LLP and the shares of its general partner Bear Creek Mining Company Limited (BCMC). This report is prepared on behalf of EVE in compliance with the requirements of National Instrument 43-101. It describes the Estella Property, one of several being explored by BCMC in Peru.

     BCMC holds an option to purchase 100% interest in the 1,200 (see Footnote 1) hectare Estrella property from the owners, Jaime Oswaldo Vergara León, Jannette Vergara Herrera and Carmen Julia Galdo Herrera de Vergara. The term of the option is 48 months and the cost to exercise it is $US 3,000,000. During the term of the option agreement staged payments are required on signing and at six, twelve, twenty-four and thirty-six months from the date of the agreement, the payments, respectively, being $US 25,000, $US 50,000, $US 75,000, $US 250,000 and $US 350,000. These payments are credited towards the final option payment.

     A further condition to maintain the option agreement in good standing is that BCMC will spend at least $US 1,000,000 to carry out exploration work, staged as $US 50,000 within the first six months of the agreement, and additional $US 150,000 within the first year, an additional $US 200,000 within the first two years, an additional $US 250,000 within the first three years and an additional $US 350,000 by the end of the term of the agreement.

     The owners hold the mineral rights to the Estrella property as three concessions, according to Peru’s national mining law. At present, the cost to maintain the concessions is $US 1 per hectare per year, or $US 1,300 per year.

     The Project area is one of Andean upland, where elevations range from 4,000 to 4,500 meters above sea level. The climate is cool, with May to August being the coldest period. Precipitation as rain or snow is common from December to March. Native vegetation consists for the most part of upland grass, mosses and lichens.

     Good dirt and gravel roads link the project area to the local commercial centers at Huancavelica, about 75 kilometers away, and Huancayo, about 90 kilometers away. Both these centers are linked to the Pacific Coast and Lima by paved highways. A rail line also connects the two centers to Lima, passing within about 25 kilometers of the Estrella Project. There is electrical power service to a village about 5 kilometers from the property. A government-built water system provides water to a communal tap on the Estrella property itself, but it is insufficient for anything but domestic use. There are streams in the area that could probably be developed for industrial use.

     The land at Estrella is used for pasturage of domestic animals. Crops are cultivated in the surrounding district, though not in the areas of greatest interest from an exploration perspective. The owners have a “mutual help” agreement with one of three communities known to have surface rights on the property.

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     There is an old 75 meter long adit on the property, but it is not known to have any associated environmental liabilities. No unusual social or environmental issues are expected relating to the Estrella project, provided that normal good social and environmental practices are followed by the project operator.

     The Estrella Property is situated in the Metallogenetic Province of the Central Andes. There are two well-known mineral districts within 50 kilometers of Estrella, Santa Bárbara (Huancavelica) to the southwest and Julcani to the south. The former is best known as a mercury district but is known to have precious and base metal mineralization as well. Julcani is a polymetallic mineral district with silver as its primary commodity and associated copper and lead. Most of the deposits in the region are associated with Miocene-Pliocene calc-alkaline volcanic rocks and shallow intrusions.

     An area referred to in this report as the Central Block at Estrella contains a lithogeochemical gold anomaly with dimensions of roughly 400 meters by 2 kilometers. 120 out of 267 rock samples collected within the gold anomaly contain gold exceeding or equal to 100 parts per billion. Other elements associated with the gold include silver, copper, lead, zinc, mercury, arsenic and antimony. Mercury is particularly anomalous. 186 of 238 samples contain mercury exceeding or equal to 1000 ppb.

     The suite of elements present in the Central Block is somewhat similar to those found in the nearby polymetallic mineral districts such as Julcani, and to the mercury district at Santa Bárbara. However, the combination of anomalous gold and mercury values in the Central Block on the Estrella Property suggests that the mineralization there is in the upper part of an epithermal gold system.

     An “Eastern Block” of mineralization at Estrella contains copper-silver mineralization. 21 rock samples distributed over an area 900 meters by 3 kilometers contained copper with a median value of 18,700 ppm (1.87%) and silver with a median value of 40.8 ppm. The copper is found as malachite and other secondary copper minerals, with rare chalcopyrite, associated with quartz veinlets in Mesozoic volcanic and volcaniclastic rocks.

     There is ample justification to explore the Central Block at Estrella for an epithermal gold deposit. Some further small scale work in the Eastern Block is justified to try to understand the copper-silver mineralization, and how it might relate to the Central Block gold mineralization.

     Two stages of exploration are recommended. Stage 1 is to consist of surface exploration including geological mapping, more lithogeochemical sampling, and some geophysical test work. It is projected to cost $C120,000.

     If Stage 1 is successful it is to be followed in Stage 2 by about 2,500 meters of core and reverse circulation drilling, and by some preliminary mineral processing test work. Stage 2 is projected to cost $C465,000.

Introduction and Terms of Reference

Terms of Reference

     On 30 May 2002 EVEolution Ventures Inc. (hereinafter referred to, for brevity, by its trading symbol EVE) announced via a news release that it has entered into a letter agreement under which it has agreed

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to purchase all of the limited partner interests in Peru Exploration Ventures LLP and the shares of its general partner Bear Creek Mining Company Limited (hereinafter referred to as BCMC). As one of the terms of the agreement, EVE will complete a prospectus offering on the TSX Venture Exchange.

     EVE engaged the writer, Peter A. Ronning, P.Eng., to undertake an independent, technical due diligence review of those mineral properties of BCMC that, in the opinion of the respective managements of EVE and BCMC, are material to the transaction. The Estrella Project is documented in the present report, as required under the terms of National Instrument 43-101.

     Throughout this report, “I”, “me” and “the writer” all refer to Peter A. Ronning, P.Eng.

Purpose of Report

     The purpose of the review is to provide EVE and its investors with a summary of the project, including an independent opinion as to the technical merits of the project and the appropriate manner of conducting the forthcoming stage of exploration. It is intended that this report may be submitted to those Canadian stock exchanges and regulatory agencies that may require it. It is further intended that EVE may use it for any lawful purpose to which it is suited. This is a technical report. Nevertheless, it is expected that persons without technical training and experience in mineral exploration will have occasion to read it. The report is written in plain language to the extent possible, and explanations are provided for many technical terms or jargon.

Sources of Information

     A list of the information that I reviewed in preparing this report is to be found as a bibliography at the end of the report on page 45. Those sources include documents provided by BCMC plus a number of public domain sources. In addition to printed material, I had numerous conversations with professional geologists (see Footnote 2) employed by BCMC, both in the field and at the company’s office in Lima, Peru.

Note on Language

     Some of the printed and electronic sources of information used in the preparation of this report are in Spanish. I am competent to read documents in Spanish, and the information that was originally in Spanish is presented in this report in English without further acknowledgement of the translation.

     Where appropriate, Spanish is retained, as in the case of proper nouns (for example the property is referred to as “Estrella”, not “Star”).

Field Work by Ronning

     I spent the period 7 June through 21 June 2002 in Peru. On the 9th and 10th of June I was on the Estrella Property in the company of two geologists from BCMC and the owner’s project manager. I visited many of the mineral occurrences described in this report and collected sixteen rock samples.

     Travel to and from Estrella consumed two days. For three days I worked in the Lima office of BCMC, reviewing data on Estrella and two other projects.

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Disclaimer

     This report, of necessity, relies extensively on information originated by geologists working for the property owners, BCMC, and to a lesser degree by third parties; that is, by neither the owners’ geologists, BCMC nor Ronning. I (Ronning) have visited the property, collected enough samples to verify that mineralization of the character described exists, and verified that the geology is as described herein. Nevertheless, I have relied extensively on information obtained from geological reports prepared by other geoscientists, and on information obtained in discussions with the owners’ project manager and BCMC geologists. I am unable to state that all of those on whose work I have relied are Qualified Persons as defined in National Instrument 43-101, nor is it practical for me to investigate the professional status and background of all of the geoscientists who have contributed to the Estrella Project.

     For information as to the present ownership of the properties that comprise the Estrella Project I checked the records of the Peruvian mineral title registry via the internet, with the assistance of an employee of BCMC. For information as to BCMC’s contractual interest in the properties I have relied entirely on information provided by BCMC, including a draft of a title opinion written by BCMC’s legal counsel in Peru. I am not a Qualified Person with respect to the Peruvian mineral tenure system and its legal ramifications. The information herein concerning mineral titles owned by or under option to BCMC is presented solely for the convenience of the reader, not as a matter of professional opinion.

Disclosure

     The owners’ project manager and I (Ronning) were co-workers for a period during 1993 and 1994. We maintain a personal friendship. He told me of the Estrella Project in 2000, and some casual discussions took place about a possible business relationship. Such a relationship was never formed, and I remain a disinterested party with respect to the Estrella Property.

Property Description and Location

     (see Figure 1 and Figure 3)

Property Definition

Mineral Titles

     (see Figure 3 on page 18)

     The mineral titles that comprise the Estrella Property are set out in Table 1, below.

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Table 1: Mineral Titles

					Vertices
Registration					(UTM PSAD 56)
Number				Area in
(Codígo)	Year Approved	Name	Owner	Hectares	East	North

06008353X01	1995	Cinco Hermanos	Jannette Vergara	100	530770.23	8603739.96
			Herrera		530699.85	8601741.2
					530200.15	8601758.8
					530270.53	8603757.56
010204399	2000	Jaime 1	Jaime Oswaldo	600	532000	8603000
			Vergara León		532000	8601000
					529000	8601000
					529000	8603000
010204499	2000	Julia 1	Carmen Julia Galdo	600	532000	8605000
			Herrera de Vergara		532000	8603000
					529000	8603000
					529000	8605000

Notes:

The vertices describe the corners of the concession, thus defining its location. The geographic coordinates of the vertices are given using the Universal Transverse Mercator Grid, zone 18 L, with reference to the Provisional South American Datum of 1956.

The Cinco Hermanos concession lies entirely within the perimeter defined by the Jaime 1 and Julia 1 concessions. Thus, the area covered by the property is 1,200 hectares, not 1,300 hectares.

Acquisition and Maintenance of Mineral Titles in Peru

     Mineral rights in Peru are administered by the national government. Rights are acquired by applying for concessions that are somewhat analogous to mineral claims in most North American jurisdictions. The process of applying for a concession is purely one of filing documents; there is no requirement to demarcate the concession in the field. The concession boundaries are specified on the application by giving the UTM coordinates of the corners. The coordinates must be in even thousands of meters, and the claim boundaries must be north-south and east-west. Since the exact coordinates are specified in the application, the location of the concession is precisely defined without a need to survey it.

     Note that the Cinco Hermanos concession was acquired by the owner prior to the implementation of the current system; hence the irregular coordinates that appear in Figure 3, which result in claim boundaries that do not run north-south & east-west.

     Some considerations regarding the maintenance of concessions are:

•	a concession, once granted, is valid until June of the year following that in which the application was filed.

•	the annual cost to maintain a concession in good standing is $US 3 per hectare for persons and corporations that do not qualify as “small miners”. The present owners of the Estrella Property

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qualify as small miners, which results in a reduction of the annual fee to $US 1 per hectare. The ownership remains with the present owners until such time as BCMC may elect to exercise its option.

•	concession holders must reach a minimum level of annual production of at least US$100 per hectare in gross sales within six years from the time the title to concession is granted. If the concession has not been put into production within that period, then the concession holder must make an additional payment called a Penalty (“Penalidad”) of US$6.00 per hectare for the 7th through 11th year following the granting of the concession, and of US$20.00 per hectare thereafter. The concession holder shall be exempted from the Penalty if the investment made during the previous year was 10 times the Penalty.

•	failure to pay the License Fees or the Penalty for two consecutive years will result in the forfeiture of the mineral right.

Applicable Agreements

     BCMC holds an option to acquire 100% of the Estrella Property from the owners, according to terms initially described in a letter of proposal issued by BCMC and dated 22 May 2002. A formal agreement between BCMC and the owners was signed on 22 July 2002. The proposal is signed by Ing. Jaime Oswaldo Vergara León on behalf of the owners (see Footnote 3).

     The option period is 48 months and the exercise price of the option is $US 3,000,000. In order to maintain the option in good standing BCMC must make payments to the owners according to the following schedule:

On signing of the final agreement:	$US 25,000
Six months from the date of signing:	$US 50,000
On the first anniversary of signing:	$US 75,000
On the second anniversary of signing:	$US 250,000
On the third anniversary of signing:	$US 350,000
On or before the end of the 48 month option period	$US 2,250,000

     A further condition of maintaining the option in good standing is that BCMC will, at its option, spend at least $US 1,000,000 to carry out exploration work, according to the following schedule:

By the end of the first six months of the agreement	$US 50,000
(to include at least 200 m of drilling)
By the end of the first year of the agreement	$US 150,000
By the end of the second year of the agreement	$US 200,000
By the end of the third year of the agreement	$US 250,000
By the end of the term of the agreement (48 months)	$US 350,000

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     Each requirement for exploration expenditures is in addition to, not including, the preceding one. For example, by the end of the first year the total exploration expenditure must be $50,000 plus $150,000 for a total of $200,000.

     Exploration expenditures exceeding those described above may be carried forward from period to period; for example, if in the first year BCMC spends more than $US 200,000, the excess expenditure will count towards the requirement for the second year, and so on into the third year.

     If BCMC does not expend sufficient funds on exploration during any of the periods listed above, it may maintain the option agreement in good standing by paying to the owners the difference between the actual expenditures and the amount of the requirement.

     The option may be exercised any time during the forty-eight month term. Upon exercising the option, BCMC must pay to the owners the full exercise cost, less those option payments already made according to the schedule above.

     During the term of the option agreement, the owners cede to BCMC the right to explore the property, in return for which BCMC is to pay the owners $US 300 at the time of the signing of the agreement.

     BCMC is responsible for paying the annual fees to the national government in order to maintain the concessions in good standing. These fees are described in section V.A.2, above.

     BCMC may assign its rights under the option agreement to a third party. If it does so BCMC must pay to the owners 10% of any benefits it receives from the third party and assign to the owners a 1.5% net smelter royalty in the Property.

Permitting

     Note: The information contained in this section comes from “Reglamiento Ambiental Para las Actividades de Exploración Minera” (Environmental Regulation of Exploration Activities), a copy of which was given to the writer by BCMC. In the following description of the regulations, I have translated the names of documents and agencies to reasonable English equivalents.

     In Peru, for the purpose of permitting, exploration activities are classified in three categories, according to the intensity and area of disturbance that will be caused.

     Category A: Activities that cause little or no surface disturbance fall into this category. Examples of such activities include geological mapping, geophysical surveys, topographic surveys, and small scale sampling. No permit is required.

     The work recommended for Phase 1 of BCMC’s exploration of the Estrella Project would fall into this category.

     Category B: Activities that involve the disturbance of up to 10 hectares, or 20 drill sites with access roads, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category.

     An application must be filed with the General Directorate for Mining, that includes the following:

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•	a simple form describing the work to be done, with appropriate maps

•	a work schedule

•	a description of the measures to be taken to protect the environment. These must be in accordance with guidelines established in a document called, in translation, “Environmental Guide for Mineral Exploration Activities in Peru”.

•	a reclamation plan

     The authorities have 20 days from the date of submission of the application during which they may respond. If no response is received within 20 days, the work is deemed to be approved.

     The work recommended for Phase 2 of BCMC’s exploration of the Estrella Project would fall into this category.

     Category C: Activities that involve the disturbance of more than 10 hectares, or more than 20 drill sites, and involve creating waste material such as drill cuttings or drilling fluids, fall into this category. Underground exploration workings such as adits in excess of 50 meters long would also be included.

     The following steps are required in order to obtain approval for such work:

•	The project operator must submit three copies of an Environmental Evaluation to the Ministry of Energy and Mines (MEM). The format of the evaluation report is stipulated in the regulations. It must conform with the “Environmental Guide for Mineral Exploration Activities in Peru"

•	MEM is responsible for submitting the Environmental Evaluation to the General Directorate for Environmental Matters (DGAA). The DGAA must publish a notice in the official newspaper “El Peruano” and in a newspaper in the region where the project is situated.

•	Interested parties have 25 days from the date of publication of the notices to comment on the Environmental Evaluation.

•	The MEM has 15 days after the expiration of the comment period to complete its review of the Environmental Evaluation. If no notice or comments are given to the project operator by the expiration of the 15 day period, the project is deemed to be approved.

     Should Phase 2 of BCMC’s exploration of the Estrella Project be successful, and provide justification for a third phase, it is probable that such a third phase would come under Category C.

Environmental Liabilities and Social Issues

     Note: The information in this section concerning conditions on the properties comes from the writer’s observations in the field. The comments concerning legal and social issues in Peru derive from my observations and conversations with people involved in the mineral industry there. I am not a professional in environmental sciences, legal or social matters, and my comments herein are those of a layperson.

     The area covered by the Estrella property is Andean highland at elevations that mostly exceed 4,000 meters. It appears that the local inhabitants use it for animal pasturage, but not for crop cultivation. There is crop cultivation at similar elevations in the surrounding area.

     There was a small scale mining operation on the site at one time. Its remains include a small dump and an adit that is more than 50 meters long. Water builds up on the floor of the adit as a result of seepage from the surface. The concession owners occasionally use ditching to drain the water out in order to gain access to the adit. The build-up of water and its occasional draining have not had any apparent

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harmful effect on the local environment.

     Some surface exposures of altered, sulphidic volcanic rocks are in small creek channels. There is no information as to whether or not the surface drainage picks up any potentially toxic elements as a result of flowing over and ponding amongst the altered rocks. BCMC would be prudent to do a small scale base line environmental study, including water sampling, before undertaking any exploration work that involves disturbance of the surface.

     The property owners have done some hand trenching and pitting for the purpose of rock sampling. This work has provided some local employment, on a very small scale. There has been no effort to reclaim the trenches, nor is such an effort warranted while exploration is continuing. Should the project operator determine that the hand trenches are no longer needed, it would be a prudent and inexpensive goodwill gesture to reclaim the trenches, again using local labour. I do not know whether there is a legal requirement to reclaim such small scale disturbances.

     The owners, in their exploration efforts to date, have developed amicable relationships with the local communities. BCMC agreed, in their proposal of 22 May, to work to maintain these amicable relationships. Doing so is in any case a practical necessity for any exploration project in Peru.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Physiography and Climate

     The Project area is one of Andean upland, deeply dissected by drainages. Elevations range from 4,000 to 4,500 meters above sea level. The principal drainage is the northwest – southeast flowing Río Pumarangra, part of the drainage system of the Río Lircay.

     Morche and Larico (1996) place the project in a climatic zone they call “cool boreal highland”. May to August is the coldest period. Precipitation as rain or snow is common from December to March. Native vegetation consists for the most part of upland grass, mosses and lichens.

Access and Infrastructure

     Estrella is in the province of Huancavelica. It is about 30 kilometers in a straight line northeast of the city of Huancavelica, to which it is linked by roughly 75 kilometers of good dirt and gravel road. Huancavelica is a local business center, with a population of a few tens of thousands. It has an airport, and is on a rail line.

     From Huancavelica, about 70 kilometers of dirt and gravel road leads southward to a paved road that links to the recently completed Libertadores highway. Once the pavement is reached, it is about 200 kilometers to the Pan American Highway on the Pacific coast near Pisco. Thence northward to Lima via the Pan American is roughly 235 kilometers.

     An alternative route between Estrella and Lima is via the city of Huancayo, northwest of Estrella. Huancayo is about 200 kilometers by mostly-paved road from Lima, and about 90 kilometers by mostly unpaved road from Estrella.

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     A rail line connects Huancavelica with Huancayo, and ultimately with the Pacific coast at Lima. On a road map it appears that the rail line passes as close as 25 kilometers to the northwest or 30 kilometers to the southwest of Estrella, by road.

     The national electrical grid reaches the village of Pumaranra, 4 to 5 kilometers from the property. On the property itself a government-built local water system provides water to a communal village tap, but the water system would be inadequate for any industrial purpose. There are a number of year-round streams in the area that could, presumably, provide the basis for a more developed water supply. Untrained labour is available locally. (Cruzado, 2000).

Figure 1: Location and Access

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Surface Rights

     I have not investigated the matter of surface rights at Estrella. According to BCMC three communities hold surface rights in the area. A written “Mutual Help” agreement exists between the owners and one of the three communities. It will be necessary to reach agreements with all those holding surface rights before any exploration is undertaken that would cause surface disturbance.

History

     For a period in the late 1980’s or early 1990’s the family whose members own the mining concessions at Estrella mined silver on a small scale from an adit on the southern part of the Cinco Hermanos concession. This operation ended during the period of terrorism in the early 1990’s, when terrorists destroyed the mine facilities.

     Morche and Larico (1996) mention the “Cinco Hermanos” as one of the mines in the Paucará Mineral District (see section IX.A starting on page 19).

     In 1999 the owners asked geologist R. Cruzado M. to visit the Cinco Hermanos concession and report on the possibility of re-opening the mine. Cruzado recognized the potential of the area as an exploration project. The owners acquired additional concessions and have funded several campaigns of exploration, including surface sampling and geological mapping, since 1999. Most of the information about the property in this report is a result of the work by Cruzado and others since 1999.

Geological Setting

Regional Geological Setting

     (see Figure 2)

     The regional geological setting can be summarized by describing, briefly, the historical geology of the region. The following geological history is translated and summarized from Morche and Larico (1996):

     In Devonian time much of the area was a marine basin in which in which fine muddy marine sediments, termed flysch, were deposited.

     The Devonian sediments were variably metamorphosed, deformed and eventually uplifted during the remainder of the Paleozoic. Late Paleozoic deformation produced a highland.

     In the Permo-Triassic the highland formed by the Devonian metasediments was eroded and the erosional detritus re-deposited as a thick sequence of conglomerate, sandstone and mudstone, much of it stained red by iron oxides. Towards the end of the sedimentation, continental rifting produced alkaline basaltic to andesitic volcanism. The thick sequence of clastic sediments, with some volcanic flows and pyroclastic rocks in its upper part, is the Mitu Group. According to the regional geological map by Morche and Larico the entire Estrella property is underlain by rocks of the Mitu Group. Their map does not differentiate between the clastic and volcanic components of the Mitu.

     In an event probably related to the volcanism of the late Mitu group, the area was re-submerged,

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bringing the deposition of marine limestones in the Triassic. The various limestone units form the Pucará Group, a large body of which is west of the project area on Morche and Larico’s map. Work by Cruzado (2000, 2002) has shown that there is limestone, probably part of the Pucará, on the east-central part of the Estrella property.

     Further uplift and erosion followed deposition of the Pucará limestones, resulting in the project area becoming part of an upland that shed clastic sediments to the west. In that Western Block the transition from clastic sedimentation through basaltic volcanism through marine sedimentation repeated itself in the lower Cretaceous. The resulting rocks are not known to be represented in the project area.

     The late Cretaceous – early Tertiary Peruvian Deformation brought renewed uplift of the project area, shedding clastic sediments to the west. These clastic sediments are not represented in the project area. This period of clastic sedimentation to the west again ended with alkaline andesitic to basaltic volcanism, the products of which are found several tens of kilometers to the west and northwest of the project area.

     The early Tertiary sequences were folded during the late Paleogene Incaic Deformation.

     The mid-Miocene to Pliocene brought extensive calc-alkaline volcanism to regions south and west of the project area. Flows, pyroclastic rocks and sub-volcanic intrusives with compositions ranging from andesite to rhyodacite characterize the Tertiary volcanics. Morche and Larico’s map shows no Tertiary igneous units in the Estrella area. However geologists working on the Estrella property have observed some hypabyssal felsic intrusive rocks there that may be part of the Tertiary volcanic/plutonic package.

     According to Morche and Larico, most of the mineralization in the district is closely related to the Miocene – Pliocene igneous activity (see section IX.A on page 19).

Figure 2: Regional Geology

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525000
530000
535000
540000
8615000
8610000
8605000
8600000
8595000
8590000
De
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JTR-p
Kp-to
Qp-gt
Estrella Concessions
Nm-rh
UTM Easting based on PSAD 56
UTM Easting based on PSAD 56
Legend
Qh-al (Quaternary Alluvium)
Qp-gt (Pleistocene Glaciofluvial Deposits)
Nm-rh (Pleistocene Rumihuasi volcanics)
Kp-to (Cretaceous tonalite)
JTR-p (Juro-Triassic Pucara Group)
Ps-m (Permian Mitu Group)
De (Devonian Excelsior Group metasediments)
Fault
Thrust Fault
Syncline

Regional Geology of Estrella Area

(after Morche & Larico, 1996)

Figure 2

Review of the Estrella Project, Peru	Page 19 of 84

Local and Property Geology

     (see Figure 3)

     Though Morche and Larico (1996) depict the Estrella Property area as being underlain entirely by rocks of the Permo-Triassic Mitu group, work for the owners (Cruzado, 2000 & 2002; Cardich, 2001; Quiroga, 2001) has shown that it is considerably more complex. Cruzado and co-workers have distinguished several lithologic units belonging to the Mitu Group, the Pucará Group and possibly to the Miocene-Pliocene igneous event described in section VIII.A starting on page 12. They have also recognized three distinct lithostructural blocks, central, eastern and western (Cruzado, 2002). These blocks are distinguished in part by the lithologies they contain, in part by the alteration and mineralization they exhibit, and in part by mapped or presumed faults that separate them.

Lithologic Units

     The lithologic units on the property are set out below by order of age from younger to older. Rocks assigned to the Mitu and Pucará Groups are so assigned with reasonable confidence. The ages of all other rock units are inferred but are open to considerable question.

Table 2: Lithologic Units on the Estrella Property

Stratigraphic
Age	Unit	Lithology	Discussion

Pliocene, younger?		andesite dike	post-mineralization so assumed to be youngest lithology on property.
Miocene-Pliocene?		quartz diorite, tonalite	this and felsic sub-volcanic intrusives found at minimum of two sites. Speculatively assigned to Mio-Pli regional calc-alkaline igneous event.
Miocene-Pliocene?		volcanic	amygdaloidal volcanics; tuffs, breccias, porphyritic units. Speculatively assigned to the Mio-Pli regional calc-alkaline volcanism.
Triassic-Jurassic	Pucará Group	limestone
Permo-Triassic	Mitu Group	volcanic flows & breccias	these are inferred to be the calc-alkaline volcanics found in the upper part of the Mitu Group.
		mixed volcanic & sediment	transitional between the dominantly sedimentary and dominantly volcanic parts of the Mitu Group.
		sandstone	continental margin sediments exhibiting red coloration due to oxidation of iron minerals during sub-aerial weathering (red beds)

Lithostructural Blocks

     Each of the lithostructural areas described by Cruzado and co-workers (Cruzado 2002) has a characteristic group of lithologies and style of alteration and mineralization. Cruzado used the term “area”, but in the remainder of this report I describe them as “blocks”. The latter term better conveys their nature as three-dimensional blocks, probably separated from each other by faults. The areas are:

Review of the Estrella Project, Peru	Page 20 of 84

Central Block

     The Central Block trends roughly north-south across most of the property, slightly west of the central axis of the property. It is roughly 700 meters wide where it is most clearly defined in the north-central part of the property. It appears to narrow and may be faulted out towards the southern edge of the concession block. The Central Block encompasses most of the known epithermal-style precious metal mineralization and alteration. In much of the Central Block alteration obscures primary lithologies. The dominant primary lithology is the Miocene-Pliocene(?) (see Footnote 4) volcanic assemblage.

Eastern Block

     The Eastern Block includes most of the eastern half of the concession area. It is underlain almost entirely by late Paleozoic to Mesozoic volcanics and sediments of the Mitu and Pucará Groups. These rocks are overall less altered than the volcanics in the Central Block, but are intensely fractured. The mineralization that they contain is different, expressed as anomalous copper and silver values in rock samples.

Western Block

     The Western Block is underlain mainly by Permo-Triassic rocks of the Mitu Group. The Pucará limestones found in the Eastern Block apparently are absent in the Western, though Quiroga (2001) did identify some limestone that he thought was older than the Mitu.

     The geological map provided by Cruzado (2002) (Figure 3 in this report) shows some volcanic rocks overlying the Mitu in the Western Block that are correlated with the volcanics mapped in the Central Block.

Structural Geology

     Figure 3 shows a northwest trending, steeply dipping fault separating the Central Block from the Western Block. It also shows two northeast trending faults within the Central Block. The map pattern of the northwest and northeast trending faults suggests a conjugate set.

     It may well be that a fault trending roughly north separates the Central from the Eastern Block. One of the ideas being discussed amongst geologists working on the project is that the Central Block may be a down-dropped block bounded by faults on all sides. Such an interpretation helps explain why more Tertiary rocks might have been preserved in the Central Block than in the adjacent areas.

     Another possibility is that an eastward-dipping thrust fault separates the Central and Eastern Blocks. In this interpretation the Mitu and Pucará sediments and volcanics would have been thrust westward over the rocks of the Central Block.

     In both of the structural interpretations described, the Central Block is structurally down-dropped relative to the Western and Eastern Blocks. Stated differently, most of the rocks exposed in the Central Block are stratigraphically younger than most of those in the adjacent areas.

     Volcanic rocks in the Central Block lie flat or dip gently to the north. Sedimentary units in the adjacent areas are gently folded and dip moderately towards the west. That the volcanics have a different structural attitude and are less deformed than the sediments supports the interpretation that the volcanics are younger.

Review of the Estrella Project, Peru	Page 21 of 84

Figure 3: Geological Map and Property Outline

Review of the Estrella Project, Peru	Page 22 of 84

Western Block
Central Block
Eastern Block
LEGEND
CELL STRUCTURE
LIMESTONE
RED-BEDS (SANDSTONES)
HYBRID
(VOLCANIC - SEDIMENTARY)
QUARTZ STOCKWORK OR
VEIN SETS
CLAY-PYRITE ALTERATION
FAULT
WIDE UNPAVED ROAD
LAKE
RIVER
0 200 400 600 800
Graphic Scale
(meters)
BEAR CREEK MINING COMPANY
PERU
Estrella Project
Geological Map and Property Outline

Review of the Estrella Project, Peru	Page 23 of 84

Deposit Types

Mineral Deposits in the Region

     (see Figure 4)

     The Estrella Project lies in a region known for polymetallic mineralization, the Metallogenetic Province of the Central Andes (Soler et al, 1986, referenced in Cruzado, 2000). Mercury was mined in the colonial period in the Santa Bárbara district, and more recently lead, silver and zinc with some gold has been mined in the Julcani and Castrovirreyna districts. Most of the mineralization is probably related to Tertiary magmatic activity. The major northwest-southeast faults of the region have been controlling factors on the locations of igneous activity and related mineralization.

     Morche and Larico (1996) describe two major mineralized districts within 50 kilometers of Estrella. The Santa Bárbara mercury district is southwest of Estrella, within a broader area called the Huancavelica Mineral Area. The Julcani District lies to the south of Estrella.

     Morche and Larico describe two other mineralized areas, Huando to the east of Estrella, and the Paucará Area in which Estrella is situated.

Santa Barbara District

     The Santa Barbara District was known and mined for mercury in pre-colonial and colonial times. The colonial mining era ended in about 1820. Dormant for most of the 19th century, the district was re-activated using then-modern methods in 1915. It is dormant at present.

     Mercury mineralization is contained in Cretaceous sediments and Miocene volcanics. The characters of the deposits vary with their host rocks. Cinnabar is the main ore mineral, with associated native mercury, metacinnabar, pyrite, arsenopyrite, realgar, orpiment, stibnite, galena, sphalerite and other sulphides.

Huancavelica Mineral Area

     The Santa Barbara District lies within an area that Morche and Larico describe as the Huancavelica Mineral Area. Situated on the eastern flank of the Western Cordillera, it contains polymetallic lead, silver, zinc and copper prospects, as well as mercury.

Julcani District

     Julcani is one of Peru’s most important silver districts, complemented by copper and lead (Morche and Larico 1996). The mineralization is emplaced in and genetically related to the Miocene Julcani volcanic center. Silver, copper, lead, bismuth, tungsten and gold are found in mineralized quartz veins.

Huando Mineral Area

     The Huando Area, to the east of Estrella, contains lead, silver, zinc and copper mineralization in Mesozoic sediments and Miocene-Pliocene volcanics. Arsenic and antimony are associated with the other metals, in mineralized veins.

Review of the Estrella Project, Peru	Page 24 of 84

Paucara Mineral Area

     The Paucara Mineral Area described by Morche and Larico (1996) encompasses the Estrella deposit and surrounding area. The mineralization of the area contains predominantly copper, with silver, lead and zinc. Sandstones and volcanics of the Mitu Group and limestones of the Pucará are the principal hosts.

     The only deposit that Morche and Larico describe in the Paucara District is Mina Carolina, near the village of Paucara, about 10 kilometers southeast of the center of the Estrella Property. The deposit contains silver and copper mineralization in the form of the minerals tetrahedrite, pyrite, calcanthite and atacamite. Limestones of the Pucara group are the host rocks.

     Morche and Larico do refer to the Cinco Hermanos Mine, which is now part of the Estrella Project. At the time they wrote, as now, the Cinco Hermanos Mine was not in operation, and they did not describe it.

Figure 4: Mineral Districts in the Huancavelica Quadrangle

Review of the Estrella Project, Peru	Page 25 of 84

Review of the Estrella Project, Peru	Page 26 of 84

Mineral Deposits on the Property

     The Central Block contains gold mineralization, along with silver and the indicator elements mercury, antimony and arsenic. Early work indicates that the gold is disseminated in highly altered volcanic host rocks and is present in quartz veins and veinlets.

     The old Cinco Hermanos silver mine is located in the southern part of the Central Block. The silver mineralization is found within an intrusive breccia.

     In the Eastern Block there is a copper zone containing secondary copper minerals in volcanics and sediments of the Mitu Group. Some of the copper is in or associated with a small hypabyssal felsic plug.

     The mineralization is described in more detail in the following section.

Mineralization

     In the following discussion frequent references are made to analytical results obtained by geologists working for the owners. All of the references are to rock samples unless otherwise stated. The owners’ geologists used several different procedures for collecting their samples in the field. These procedures are described in section XIII.A. In most cases their samples were collected in a manner more systematic than simple grab samples. In this section discussing the mineralization, samples are referred to without describing how each was collected. None of these references to samples and grades imply that a measured volume of rock contains the stated grades. They simply indicate the grades or ranges of grades obtained from individual samples or groups of samples.

Mineralization in the Central Block

     Mineralization in the central block consists of disseminated and structurally-controlled gold in the altered volcanics. Settings and textures described by Cruzado (2002) include:

•	silica-cemented hematitic crackle breccias.

•	quartz-chalcedony veining and stockworks in strongly bleached host rocks

•	vuggy cavities in the volcanics containing quartz druses or botryoidal silica

•	limonitic boxworks after pyrite or other sulphides

•	vuggy or spongy silica

     I collected 13 rock samples from the Central Block, covering a spectrum of the lithologies, alteration styles and degrees of mineralization. The descriptions that follow in Table 3 serve as a preliminary catalogue of the character of the mineralization.

Review of the Estrella Project, Peru	Page 27 of 84

Table 3: Results of Independent Samples from the Central Block

Sample Number	Descriptions

	Au ppb	Ag ppm	As ppm	Cu ppm	Hg ppb	Pb ppm	Sb ppm	Zn ppm

245501	Trench containing “ribs” of variably silicified volcanic rock, that are relatively resistant, interspersed with recessive gouge and clay-altered material. Exposed surfaces are coated with brown Fe oxides.
Sample is 2 meter continuous chip collected along the trench. No previous sample here.
	Au 300	Ag 5.8	As 238	Cu 60	Hg 2810	Pb 12	Sb 48	Zn 32
245502	Rocks at this site are silicified, quartz-st-pyrite, clay alteration; fault gouge material variable. The silica contains variable quantities of disseminated pyrite plus dark grey very fine grained sulphides and/or sulphosalts. Exposed surfaces are coated with powdery yellow, brown and red iron oxides. Locally some yellow powdery mineral that may be jarosite.
Sample is a 2 meter continuous chip collected across a fracture set that trends roughly E-W. The sample results will be highly dependent on the proportion of silicified material vs soft clay altered material. May be difficult to repeat results.
	Au 280	Ag 4.2	As 244	Cu 21	Hg 1890	Pb 20	Sb 22	Zn 12
245503	Trench trending approx 332. As at 245501, there are resistant “ribs” of quartz-st-pyrite alteration with intervening zones of fault gouge. Pyrite about 1%. Hairline dark grey veinlets, 1 per 2 centimeters. Veinlets may contain quartz plus very fine sulphides. Orange-brown Fe oxides coat exposed surfaces.
Sample 245503 is a 2.4 meter continuous chip along the NE wall of the trench. It probably represents the upper part of JVL sample T72.
	Au 550	Ag 33.4	As 452	Cu 499	Hg 6300	Pb 494	Sb 260	Zn 92
245504	Volcanic rock, probably originally a fragmental (ignimbrite?). Partly silicified and criss-crossed by hairline to 2 centimeter quartz veinlets.
Most of the surface is lichen-covered, but where it is bare it is lichen-covered.
Sample 245504 is a random collection of chips from within a 5 meter radius of the nominal sample site.
	Au 250	Ag 4.2	As 284	Cu 15	Hg 3630	Pb 36	Sb 18	Zn 4
245505	Volcanic exhibiting quartz-sericite-pyrite alteration. Criss-crossed locally by late quartz veinlets, hairline to 0.5 centimeter. The upper part of the outcrop exhibits some clay alteration. Lichen covered.
Sample 245505 is a random collection of chips from outcrop within a 5 meter radius.
	Au 170	Ag 3.6	As 110	Cu 24	Hg 2360	Pb 10	Sb 14	Zn 2
245506	Quartz-sericite-pyrite altered volcanic.
Sample 245506 is a random collection of chips from within a 10 m x 10 m cross sample done by JVL.
Did not sample the complete cross.
	Au 70	Ag 1.8	As 124	Cu 17	Hg 3600	Pb 20	Sb 30	Zn 2
245507	On a low hillock. Alteration is variable; quartz-sericite-pyrite or greenish clays with little quartz.
Sample 245507 is a random collection of chips from within a 5 meter radius.
	Au <10	Ag 1	As 240	21	Hg 2790	Pb 28	Sb 22	Zn 8

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Sample Number	Descriptions

	Au ppb	Ag ppm	As ppm	Cu ppm	Hg ppb	Pb ppm	Sb ppm	Zn ppm

245508	Area where a series of pits 1-2 m across and up to 1 m deep has been excavated.
Zone of altered volcanics. Protolith obscure. Silicified, variable sericite. Pyrite 1-5%. Locally vuggy where pyrite weathered out. Variable grey very finely crystalline sulphides, too fine to identify.
Sample 245508 is a series of random chips from outcrops and the small pits. Spread over about 8 m trending roughly due north, upslope.
Site of JVL sample P..HUA-3
	Au 30	Ag 3.2	As 304	Cu 45	Hg 4890	Pb 20	Sb 34	Zn 10
245509	On the knob of altered rock visible in the foreground of photo PE12-1.
The rock is hard, white, finely crystalline. Possibly a mixture of very finely crystalline quartz with variable amounts of clay minerals. Locally cross-cut by quartz veinlets up to 2 millimeters wide. Cavities are common where millimetric sulphides, probably mainly pyrite, have weathered out.
The surface is mostly lichen-covered. Where it has been exposed to weathering it is stained goethitic brown.
Sample 245509 is a random collection of chips within a radius of about 5 meters.
	Au 120	Ag 2.4	As 284	Cu 25	Hg 2480	Pb 18	Sb 10	Zn 4
245510	Outcrop of volcanic rock; outcrop as a whole altered but less completely than in areas to the south.
Locally, phyric texture still visible; flecks of chlorite may be relicts of mafic minerals. Incipient clay alteration of feldspars. Local cross-cutting veinlets of cryptocrystalline quartz that may have originally been chalcedony.
Sample 245510 is a 2 meter continuous chip equivalent to the northern extremity of JVL sample L2400-150W. Another JVL sample from this site is S..HUA-4.
The sample is from near the base of the outcrop. The rock is more intensely altered here than in the outcrop as a whole. Chlorite is not present. One face at the north end of the sample exhibits chalcedonic quartz. Exposed surfaces are coated with yellow to brown Fe oxides. Some cavities are present where sulphides have been leached out.
	Au <10	Ag 8.2	As 1135	Cu 9	Hg 17920	Pb 20	Sb 42	Zn <2
245513	Zone of variable silicification, 20 centimeters of fault gouge and some mainly clay altered material. Quartz veinlets make up about 10% of sample. Pyrite disseminated about 3%. Some of the silicified material is dark grey; probably contains finely disseminated sulphides and/or sulphosalts.
Sample 245513 is a continuous chip from the northernmost 2 meters of JVL sample E.
	Au 2170	Ag 13.8	As 454	Cu 56	Hg 4210	Pb 218	Sb 74	Zn 8
245514	Hard, silicified and sulphidized volcanics. Very finely crystalline quartz, some later cross-cutting quartz veinlets. About 7% pyrite plus sulphosalts.
Sample 245514 is a 2 m continuous chip from the mid to upper middle part of JVL Sample I-1.
	Au 640	Ag 100	As 1055	Cu 1205	Hg 10860	Pb 90	Sb 554	Zn 180
245515	Very hard, silicified volcanic. Variable very finely disseminated sulphides/sulphosalts to 3%.
Sample 245515 is a continuous chip covering the northernmost 2 meters of JVL sample J.
	Au 290	Ag 1.6	As 286	Cu 19	Hg 280	Pb 12	Sb 14	Zn 10

Notes

Gold values are converted from grams per tonne to ppb in order to be comparable with gold values reported in Table 4.

"<” indicates “less than"

     As indicated by the analytical results that appear for some metals in Table 3, it is probable that the main

Review of the Estrella Project, Peru	Page 29 of 84

commodity of interest in the Central Block will be gold, with silver as a possible by-product.

     BCMC provided a data base of analytical results from the Central block. Most of the data originated with the owners, but the data base includes three samples collected by a BCMC geologist and 29 samples collected by a P. Anderson. Table 4 summarizes the gold geochemistry of 267 samples and Table 5 summarizes the silver geochemistry of 225 samples.

Table 4: Statistics for Gold in Rock Samples in the Central Block

Set or Subset	Number of Samples	Minimum Au ppb	Median Au ppb	Average Au ppb	Maximum Au ppb

All	267	Detection limit	111	365	11000
Greater than or equal to 10 ppb	190	10	201	512	11000
Greater than or equal to 100 ppb	139	102	288	682	11000
Greater than or equal to 100 ppb and less than or equal to 1000 ppb	120	102	242	303	957
Greater than or equal to 1000 ppb	19	1110	1640	3071	11000
*5 meter or greater channel samples	73			300

Notes:

*	channel sample results reported by Cruzado (2002). See descriptions of sampling procedures in section XIII.A starting on page 34.

Table 5: Statistics for Silver in Rock Samples in the Central Block

Set or Subset	Number of Samples	Minimum Ag ppm	Median Ag ppm	Average Ag ppm	Maximum Ag ppm

a) All	225	Detection limit	3.7	19.3	>1500
b) Greater than or equal to 1 ppm	201	1	4.8	21.5	>1500
c) Greater than or equal to 1 ppm and less than or equal to 200 ppm	200	1	4.8	14.1	151
d) Greater than or equal to 30 ppm	27	31.3	54.5	119	>1500
e) Greater than or equal to 30 ppm and less than or equal to 200 ppm	26	31.3	52.8	65.5	151

Notes:

">1500” means “greater than 1500”. There is one such sample. For calculating averages, it was assumed to have a value of 1500. Note that the inclusion of this one exceptionally high value in a data set skews the average towards a high value (sets a, b and d). The median is better than the average as an estimator of the central tendency of the silver values in those sets.

     The highest gold grades in the data set, 8000 and 11000 parts per billion, are found in white quartz veins up to 1m wide and in stockwork and sheeted, light gray quartz sulfide veinlets of undetermined overall dimensions, respectively (Volkert, 2002).

Review of the Estrella Project, Peru	Page 30 of 84

     The 139 gold grades equal to or greater than 100 ppb are distributed over an area about 400 meters wide in an east-west direction and 2 kilometers long in a north-south direction. This represents a gold anomaly in rocks within which there is ample room to discover an orebody.

     122 of the gold grades equal to or greater than 100 ppb lie at or south of a mapped fault that trends northeasterly across the central block at about 8,603,700 north (UTM). This fault separates a block of highly altered volcanics to the south from a block of less altered volcanics to the north (Figure 3). There has been a natural tendency to do more sampling in the southern, more altered block. To some extent the perceived decrease in gold grades to the north of the fault could be due to a decrease in the abundance of samples. However the perceived decrease of gold grades as one crosses the mapped fault to the north is probably real. The location of the 15 anomalous gold values that do lie north of the fault suggests that the gold zone does not disappear to the north but is displaced northeastward, where it may be obscured by valley fill and possibly by overthrust limestones.

     Anomalous silver grades are more sparsely distributed than are anomalous gold grades in the Central Block, but cover approximately the same area.

     Amongst indicator elements, mercury is particularly striking in the Central Block. Anomalous mercury values cover much the same area as gold. Some statistics for mercury are shown in Table 6.

Table 6: Statistics for Mercury in Rock Samples in the Central Block

Set or Subset	Number of Samples	Minimum Hg ppb	Median Hg ppb	Average Hg ppb	Maximum Hg ppb

a) All	238	Detection limit	3153	6631	>100000
b) Greater than or equal to 1 ppb	193	195	3972	8177	>100000
c) Greater than or equal to 1 ppb and less than 100000 ppb	191	195	3954	7216	66000
d) Greater than or equal to 1000 ppb	186	1000	4038	8460	>100000
e) Greater than or equal to 1000 ppb and less than 10000 ppb	184	1000	4000	7465	66000

Notes:

">100000” means “greater than 100000”. There are two such samples. For calculating averages, they were assumed to have a value of 100000. Note that the inclusion of these two exceptionally high values in the data set skews the average towards a high value (sets a, b and d). The median is better than the average as an estimator of the central tendency of the mercury values in those sets.

     Other indicator elements that are significantly anomalous in the Central Block include arsenic and antimony.

Cinco Hermanos Adit

     The Cinco Hermanos Adit, situated near the southern extremity of the Central Block, is about 75 meters long (see section VII on page 12 for its history). It was driven in a hydrothermal breccia that appears to

Review of the Estrella Project, Peru	Page 31 of 84

cut a high level felsic, quartz eye-bearing intrusive rock. The breccia contains silicified and sulphidized rock fragments in a clay-rich matrix. Pyrite, possibly with other sulphides, are very finely disseminated in the fragments, in the range of 3% to 5%.

     According to Cruzado (2002), silver values in rocks collected in and near the adit average about 18 ppm. He also reports anomalous mercury, arsenic, antimony and barium values. Gold values are low, typically under 20 ppb.

     I collected one two-meter chip sample from a location selected more-or-less randomly within the adit. It contained 3.2 ppm silver, with elevated mercury, arsenic and antimony.

     The mineralization at the Cinco Hermanos adit is probably part of the same mineralized system as the rest of the Central Block. The lower gold and higher silver values there suggest that there is significant zoning of precious metals within the system.

Mineralization in the Eastern Block

     The Eastern Block contains a style of mineralization that is, superficially at least, quite different from that in the Central Block. Andesites and volcaniclastic sediments of the Mitu Group, and locally a felsic intrusive, contain copper-silver mineralization. Mercury is also significantly elevated. Other indicator elements are quite low.

     The mineralization takes the form of malachite, rare traces of chalcopyrite, and a powdery black mineral that could be chalcocite, but could also in part be acanthite. The host rock is laced to a varying degree with quartz veinlets, and in the volcanics the groundmass is altered to a greenish clay that may be smectite.

     I collected two rock samples from the Eastern Block. The results appear in Table 7, which follows.

Table 7: Results of Independent Samples from the Eastern Block

Sample Number	Descriptions

	Au ppb	Ag ppm	As ppm	Cu ppm	Hg ppb	Pb ppm	Sb ppm	Zn ppm

245511	In “copper zone”.
Volcanic rock; textures ambiguous; flow, tuff or volcaniclastic sediment? rock; textures ambiguous; flow, tuff or volcaniclastic sediment? rock; textures ambiguous; flow, tuff or volcaniclastic sediment? rock; textures ambiguous; flow, tuff or volcaniclastic sediment? rock; textures ambiguous; flow, tuff or volcaniclastic sediment? rock; textures ambiguous; flow, tuff or volcaniclastic sediment?
Phenocrysts of feldspar and dark green chlorite (after pyroxene?). Groundmass altered to medium grey green (smectites). Variably laced with quartz veinlets. Specks malachite and powdery black mineral (chalcocite?).
Sample 245511 is continuous chip over 2 meters. Site of JVL sample COM-8?
Au <10	Ag 6.4	As 6	Cu 1565	Hg 420	Pb <2	Sb <2	Zn 30
245512	In a pit several meters across, 3-4 meters deep. Presumably created by previous miners or explorers.
Rock is very finely crystalline felsic hypabyssal intrusive. Very hard, siliceous. 1 - 2 millimeter fp phenocrysts up to 1% of rock. Smectites(?) replace some prismatic mineral, forming up to 5% of rock. Traces of pyrite. Rare trace chalcopyrite. Variable malachite and lesser powdery black mineral (chalcocite?). Variable intensity of quartz veinlets to as high as 1 per centimeter.
Sample 245512 is a continuous chip over 1.6 meters.
JVL sample COM-9R was a series of chips from around the circumference of the pit.
Au <10	Ag 5.8	As 10	Cu 2410	Hg 600	Pb <2	Sb <2	Zn 12

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     Geologists employed by the owners collected 21 rock samples from the Eastern Block. Table 8 summarizes the results they obtained.

Table 8: Statistics for Copper and Silver in Rock Samples in the Eastern Block

Set or	Number of	Minimum	Median	Average	Maximum
Subset	Samples	ppm	ppm	ppm	ppm

	copper
a) All	21	Detection limit	18700	17982	47800
b) Copper or Silver detected	18	4040	20000	20977	47800
	silver
a) All	21	Detection limit	40.8	72.2	271
b) Copper or Silver detected	18	0.8	41.6	84.2	271

Notes:

     Comparing the two copper values in Table 7 with the copper statistics in Table 8, it is apparent that the two independent samples did not confirm the high copper values obtained in the work done for the owners. BCMC will need to do some check sampling in the Eastern Block.

     The Eastern Block copper-silver zone is extensive, almost 900 meters east-west and 3 kilometers north-south. The nature of the relationship between the copper-silver mineralization of the Eastern Block and the epithermal gold-silver mineralization of the Central Block is perplexing at present. Mineral deposit models for some epithermal precious metal systems include base metal mineralization at some depth below the precious metals. However, not knowing the structural relationship between the Central Block and the Eastern Block, we do not yet know whether the two types of mineralization formed from the same mineralizing system or from two different systems.

Mineralization in the Western Block

     Quiroga (2001) reported collecting seven rock samples in the Western Block. The results presented in his report appear in Table 9.

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Table 9: Rock Sample Results from the Western Block

Sample	Au ppb	Ag ppm	Cu ppm	As ppm	Sb ppm	Ba ppm	Hg ppb

SAN-1	67	56.2	328	192	172	140	21600
SAN-2	5	0.8	4	6	6	1410	100
SAN-3	9	25.4	1.28%	192	42	160	3860
SAN-4	7	0.2	45	14	<2	240	40
SAN-5	6	0.8	2230	36	2	840	240
SAN-6	8	<0.2	789	4	<2	1060	100
SAN-7	5	0.2	29	2	<2	130	60

     Sample SAN-1, containing the highest gold value and very high mercury, came from a 40 centimeter quartz-barite-calcite vein. The highest copper value, in SAN-3, is described as coming from a small vein structure.

     Limestone that underlies the Mitu Group in the Western Block exhibits silicification and contains some jasperoid (Quiroga, 2001). Volcanic and clastic sedimentary rocks exhibit variable but generally weak propylitic alteration. Traces of chalcopyrite and secondary copper mineralization are found locally within the zones of the propylitic alteration.

     Work to date suggests that the Western Block is less mineralized than the Central and Eastern blocks. Nevertheless, the geochemistry of a few samples indicates that the Western Block was at least peripherally affected by a mineralizing system. The mineralization has some geochemical similarity to the Eastern Block, suggested by the copper and mercury in some of the SAN samples.

Figure 5: Gold in Rock Samples

Review of the Estrella Project, Peru	Page 34 of 84

AU in ppm
<500
500-1000
>1000
UTM Grid based on South America Datum 1956
Meters
BEAR CREEK MINING COMPANY
ESTRELLA PROJECT
Gold in Rock Samples
June 2002
Figure 05
Drawing prepared by Bear Creek Mining Company and reviewed by P.A. Ronning

Review of the Estrella Project, Peru	Page 35 of 84

Figure 6: Silver in Rock Samples

Review of the Estrella Project, Peru	Page 36 of 84

AG in ppm
<5
5-15
15-31
>31

UTM Grid based on South America Datum 1956

200 0 200 400 600 800 Meters

BEAR CREEK MINING COMPANY

ESTRELLA PROJECT

Silver in Rock Samples

June 2002

Figure 06

Drawing prepared by Bear Creek Mining Company and reviewed by P.A. Roming

Review of the Estrella Project, Peru	Page 37 of 84

Figure 7: Copper in Rock Samples

Review of the Estrella Project, Peru	Page 38 of 84

Cu in percent
<0.5%
0.5-1.0%
>1.0%
UTM Grid based on South America Datum 1956
Meters

BEAR CREEK MINING COMPANY
ESTRELLA PROJECT
Copper in Rock Samples

June 2002

Figure 03

Drawing prepared by Bear Creek Mining Company and reviewed by P.S. Romning

Review of the Estrella Project, Peru	Page 39 of 84

Exploration

     BCMC has just acquired its option on the Estrella Property, and thus has not had the opportunity to do an initial exploration program. The exploration work described in this section was done for the owners by geological consultants and contractors:

Geological Survey

     (see Figure 3)

     Figure 3 is a geological map prepared on behalf of the owners. It covers most of the 1200 hectare property. Figure 3 is at 1:20,000 but the original mapping was at a larger scale.

     The geological information on Figure 3 is incorporated into the discussions of geology (section VIII.B starting on page 15) and mineralization (section X starting on page 22). It is not reiterated here.

Geochemical Survey

     (see Figure 5, Figure 6 and Figure 7)

     BCMC has obtained a geochemical data base for the Estrella Property from the owners. Most of the geochemical data is derived from work done by Cruzado and others, on behalf of the owners, since 1999.

     Considering all the rock samples collected, regardless of the procedure used, the rock sample data base contains results and locations for 295 samples. Approximately 175 hectares of the central block have been sampled at a sample density of about 1.4 samples per hectare. In the case of the eastern block, about 170 hectares have been sampled at a sample density of about 1.2 samples per 10 hectares.

Drilling

     There are no records of any drilling having been done on the Estrella property.

Sampling Method and Approach

Sampling Done for the Owners

     Cruzado (2000) described the various sampling procedures used up until that time in the Central Block. They were as follow:

•	3 x 5 meter panel (1 sample)

•	16 meter channel (1 sample)

•	5 meter channel (4 samples)

•	10 meter cross, that is, two shallow 10 meter hand-trenches crossing each other at a right angle, sampled by collecting a continuous series of chips. These samples were collected at 50 meter

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intervals on grid lines. The spacing between grid lines varied but was typically 50 or 100 meters. The data listing in Cruzado (2000) lists 112 samples collected at grid stations.

     The present data base contains approximately 267 samples from the Central Block. In the data available to the writer roughly half of the samples from the Central Block are unaccounted for in terms of sampling procedures. Evidence in the field suggests that a large proportion of these would have been collected as channel samples from outcrops and trenches. The information as to sampling procedures is catalogued and will become a part of BCMC’s property data base, which is still being compiled as this is written.

     Most of the sampling procedures used by the owners produced large volumes of material in the field. In order to reduce the volume of material to a practical size for shipping and laboratory work the samples were quartered at the sample site. This was done on a large tarpaulin, using shovels (Cruzado, discussion in the field, June 2002).

     Cardich (2001) described two types of samples from the Eastern Block:

•	continuous channel samples collected across the width of mineralized structures

•	samples consisting of a series of chips collected on a spacing determined by the character of the outcrop and mineralization being sampled.

     It is unclear which of the samples from the Eastern Block is of which type.

     Quiroga (2001) did not specify the sampling procedures used in the Western Block.

Independent Check Samples

     During the course of my visit to the Estrella property I collected 16 rock samples. The intent of this sampling was to establish whether or not mineralization of the general character reported by BCMC and the owners exists. My samples are not intended to duplicate the results of previous samples on a one-for-one basis.

     Some of my samples were at sites where BCMC personnel suggested I sample and some were at sites where BCMC had not expected me to sample. I tried to select sample sites that would produce a range of grades, from low to high.

     Ten of my 16 samples were continuous chip samples across a width I selected. In most cases the sample length I selected was somewhat arbitrary, as mineralization at Estrella is not confined to discrete structures of a size suitable for sampling. The samples were collected as follows:

•	A helper or helpers chipped off loose and foreign material from the face

•	Using a chisel, or substituting a rock pick for a chisel, and a small sledge hammer, I knocked a continuous series of chips from the face. A helper held an open plastic rock sample bag underneath the chisel, catching the material chipped off as I worked across the face.

•	In some instances, where chipping caused loose, undesired material to fall into the bag, the bag was held away from the face and I placed chips into it by hand.

•	The sample bag was sealed at the site with a locking plastic tie.

•	At each location except for the site of sample 245516 I took a photograph of the site and the sample.

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     This sampling method allows samples to be collected quickly, but has some disadvantages in terms of being representative. Given the heterogeneous nature of the mineralized and altered rock, it was not possible to maintain an exactly uniform width and depth of chips. Softer material, or hard material that tends to break off in large chunks, may be over-represented. Chipping may have caused powdery iron oxides, or other fines from outside the sample area, to fall into the bag.

     Some of the my samples and their results are referred to where they are relevant to the text of section X, which starts on page 22. Some of the descriptions and gold analyses are listed in Table 3 on page 23 and Table 7 on page 28. These tables are placed where they are relevant to the text. A complete listing of descriptions and analyses of the check samples is too voluminous to appear here and instead appear in Appendix 2 and Appendix 3. The locations of my samples are illustrated in Figure 8.

     Some of my check samples were collected at the same sites as samples collected by the owners’ geologists. None of my samples exactly duplicated those collected for the owners. Their samples tended to be large (see the preceding section), whereas the practicalities of collecting and handling samples during a two-day field visit limited me to continuous chips over a maximum of 2 meters.

     Table 10 shows a comparison of some of my sample results with those obtained by the owners or, in one case, BCMC, at the same site. With the exception of sample 245513 my samples from the Central Block had lower gold and silver grades than those collected by others. My samples nevertheless demonstrate that gold and silver, of the order of magnitude reported by others, are present.

     My two samples from the Eastern Block copper-silver zone have copper values that are an order of magnitude lower than the two nearest equivalent samples reported for the owners. In the case of sample 245512 vs. COM-9R, my sample 245512 was a 1.6 meter continuous chip across a structure from within an old open cut. COM-9R was reportedly a collection of chips collected from around the entire perimeter of the same open cut. The perimeter would be in the order of 10 to 20 meters. The two samples are not directly comparable, but the reason for the difference in copper grades should be investigated with some re-sampling by BCMC.

     In the case of 245511 vs. COM-8, it was not clear in the field precisely where COM-8 was collected, so it is possible that the two samples should not be compared.

Table 10: Comparison of Sample Results

Ronning Samples				Equivalent Samples

Number	Au ppb	Ag ppm	Cu ppm	Number	Au ppb	Ag ppm	Cu ppm

Central Block (Gold – Silver Zone)
245502	280	4.2	21	CIN-01	614	11	41
245503	550	33.4	499	T7-2	3860	34.2	377
245504	250	4.2	15	*19557	2460
245506	70	1.8	17	L1450-0	597	1.5	13
245510	<10	8.2	9	L2400-150W	<5	4.3	7
245513	2170	13.8	56 E 647	15.1
245514	640	100	1205 I-1 1592	236
245515	290	1.6	19	J	474	80
Eastern Block (Copper – Silver Zone)
245511	<10	6.4	1565 COM-8	128	30400
245512	<10	5.8	2410 COM-9R	28.6	11300

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Notes:

*	Sample 19557 collected by BCMC. All others in equivalent sample list collected for owners.

**	Samples 245512 and COM-9R were both collected from within an old open cut. However 245512 is a 1.6 meter continuous chip across a single structure whereas COM-9R was collected around the entire circumference of the cut, in the order of 10 – 20 meters.

Gold values in Ronning samples converted from gpt to ppb for ease of comparison with gold values in equivalent samples.

< indicates “less than"

for descriptions of Ronning samples, see Appendix 3

Figure 8: Locations of Ronning Samples

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Universal Transverse Mercator - Zone 18 (S)

PR Gold Geochem
2.50
19.00
50.00
91.00
120.00
152.00
199.00
241.00
294.00
368.00
597.00
1000.00
JVL Geochem Au
2.50
19.00
50.00
91.00
120.00
152.00
199.00
241.00
294.00
368.00
597.00
1000.00
size scale for JVL Au
2.50
19.00
50.00
91.00
120.00
152.00
199.00
241.00
294.00
368.00
597.00
1000.00
N
See Figure 3 for explanation of geological symbols
0
500 m

Estrella Project
Locations of Ronning Samples
Showing Sample Number and Gold in ppb

drawn by PAR, printed 8/1/2002 Scale: 1:15000.00 Figure 8

Review of the Estrella Project, Peru	Page 44 of 84

Sample Preparation, Analyses and Security

Sampling Done for the Owners

     As described in section XIII.A, many of the owners’ samples were channel samples from exposures or shallow trenches 10 meters or more in dimension. These large samples were reduced to manageable sizes by quartering them in the field. This was done using a shovel, with the sample material piled on a tarpaulin.

     The samples were otherwise handled and shipped in a conventional manner, using no formal security procedures. They would have been under the control of the owners or their geologists until such time as they were delivered to the laboratory.

     At least three different laboratories were used at different times. These were ITS Bondar Clegg (since taken over by ALS Chemex), C.H. Plenge in Lima, and ALS Chemex.

     134 samples from the Central Block, reported in Cruzado (2000), were crushed and pulverized by ITS Bondar Clegg in Lima. Pulverized sub-samples were sent to ITS Bondar Clegg’s laboratory in Canada. 30 gram sub-samples were analyzed for gold using a fire assay preparation and an atomic absorption measurement. Multi-element analyses for elements other than gold were done using an inductively coupled plasma spectrometer (ICP).

     16 samples from the Eastern Block, reported by Cardich (2001) were analyzed by ALS Chemex. The procedures used were fire assay preparation with atomic absorption measurement for gold, and multi-element ICP.

     The C.H. Plenge laboratory in Lima did the gold analyses for the 7 samples from the Western Block. Like the other two laboratories, they used the technique of fire assay preparation with atomic absorption follow-up. ALS Chemex did 34 element ICP on those 7 samples.

     A listing of the analytical certificates provided to BCMC by the owners appears in Appendix 1.

     The sampling done for the owners and the small amount done by BCMC to date has been in the nature of an initial reconnaissance program, designed to give a preliminary indication as to the potential of the property. The procedures used have been adequate for this purpose. As the project proceeds, and samples are collected that may ultimately be used in a resource calculation, more rigorous procedures will be required. In particular, BCMC will need to begin introducing blank, standard and duplicate samples into the sample stream.

Independent Check Samples

     All of the independent samples were bagged and sealed at the sample site, using industry-standard plastic sample bags and locking plastic ties. I took reasonable steps to maintain personal control of the samples from the time they were collected until they were turned over to ALS Chemex, but the circumstances of traveling and field work precluded keeping them under my control at all times. For example, all of the samples were left unattended in the locked cargo compartment of a parked vehicle in a remote village during a four-day period while I visited another project. All of them were left overnight in hotel parking lots for four nights in the locked cargo compartment of a truck that was not under my

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exclusive control.

     I turned the samples over to ALS Chemex’ delivery driver at my hotel in Lima. Knowing that ALS Chemex also does the analyses for BCMC, I was careful not to let the lab personnel know that my samples originated from a BCMC project.

     All of my samples were analyzed for gold using a 50 gram sub-sample, a fire assay preparation and an atomic absorption measurement (ALS-Chemex method code AA26). The gold analyses were done at the ALS Chemex laboratory in Lima, Peru. 34 other elements were determined at ALS-Chemex in North Vancouver, B.C. The multi-element determination was done using an aqua regia digestion and an inductively coupled plasma – atomic emission spectrometer instrumental analysis (method code ICP41). In addition, mercury was analyzed using atomic emission spectroscopy (method code CV41).

ISO 9002 Certification

     ALS Chemex’ laboratories in Lima, Peru and North Vancouver, B.C., Canada, hold ISO 9002 certification.

ISO 9002

     “ISO 9002 is a quality assurance model made up of quality system requirements. This model applies to organizations that produce, install, and service products. ISO expects organizations to apply this model, and to meet these requirements, by developing a quality system” (quote from Praxiom Research Group Limited, http://www.connect.ab.ca/~praxiom/9002.htm).

     A “plain English” explanation of the ISO 9002 standard may be found at the Praxiom internet address above. The official International Organization for Standardization (ISO) explanation of the ISO 9000 group of standards may be found at http://www.iso.ch/iso/en/iso9000-14000/tour/123.html.

Data Verification

     Most of the data upon which I have relied in the preparation in this report originated with the property owners. In terms of check and standard samples, to date the owners have relied on gathering multiple samples from similar sites in the field to substantiate their data. Given the present stage of the project and the purpose of the early stage sampling, this is adequate. Such early stage sampling is intended to rapidly determine whether potentially economic mineralization exists. At this stage the samples are not used in resource or other quantitative calculations. As the project progresses, a system of incorporating duplicate, blank and standard samples into the sample stream should be implemented, as well as a system of check assays at a laboratory other than the primary one.

     The sixteen independent samples collected for this report are in a sense a form of data verification. Their results have shown that mineralization of the kind and degree described by the owners does exist on the Estrella Property.

Adjacent Properties

     The Estrella option agreement includes three mining concessions that are part of a larger group of contiguous concessions belonging to the owners. The other concessions are not part of the agreement

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with BCMC. In June 2002 the owners’ geologists were engaged in early stage exploration work on the other, adjacent concessions (Cruzado, discussion in the field, June 2002). They have obtained some preliminary encouragement. Details are not available.

Interpretation and Conclusions

     The Estrella Property is situated in the Metallogenetic Province of the Central Andes. There are two well-known mineral districts within 50 kilometers of Estrella, Santa Bárbara (Huancavelica) to the southwest and Julcani to the south. The former is best known as a mercury district but is known to have precious and base metal mineralization as well. Julcani is a polymetallic mineral district with silver as its primary commodity and associated copper and lead. Most of the deposits in the region are associated with Miocene-Pliocene calc-alkaline volcanic rocks and shallow intrusions.

     The Central Block at Estrella contains a lithogeochemical gold anomaly with dimensions of roughly 400 meters by 2 kilometers. 118 out of 241 rock samples collected within the gold anomaly contain gold exceeding or equal to 100 parts per billion. Other elements associated with the gold include silver, copper, lead, zinc, mercury, arsenic and antimony. Mercury is particularly anomalous. 186 of 238 samples contain mercury exceeding or equal to 1000 ppb.

     The suite of elements present in the Central Block is somewhat similar to those found in the nearby polymetallic mineral districts such as Julcani, and to the mercury district at Santa Bárbara. However, the combination of anomalous gold and mercury values in the Central Block suggests that the mineralization there is in the upper part of an epithermal gold system.

     There are two main sub-classes of epithermal gold deposits, low sulphidation and high sulphidation. Careful mapping and analysis of the alteration assemblages and zoning at Estrella will be required to determine which class it falls into. At present there is insufficient information.

     Determining which deposit model to apply, high or low sulphidation, will be important in the future for defining exploration targets. At the present stage of the project, it is sufficient to know that either type of deposit has the potential to form an economic ore deposit. For example, two of Peru’s largest operating gold mines, Yanacocha and Pierina, are high sulphidation deposits. Conversely, some of the world’s most important gold mines fall into the low sulphidation class, examples being Hishikari in Japan, Sleeper in Nevada, Orcopampa in Peru and El Peñon in Chile.

     Note that the Estrella property is not known to contain an economically exploitable mineral deposit, let alone one comparable to those four deposits mentioned in the preceding paragraph. Those mines are mentioned here only to argue that, if Estrella is found to contain a low or high sulphidation epithermal gold deposit, with sufficient grade and size, precedents suggest that it could be economically mineable.

     The copper-silver mineralization in the Eastern Block at Estrella is something of an enigma at present. The mineralizing systems that produce high sulphidation epithermal deposits at shallow depths sometimes produce copper-gold-silver mineralization at intermediate depths and copper-gold porphyry mineralization at greater depths. However, there is nothing at present to suggest that this is the case at Estrella, and in fact the low gold values in the Eastern Block tend to argue against it.

     There is ample justification to explore the Central Block at Estrella for an epithermal gold deposit. Some further small scale work in the Eastern Block is justified to try to understand the copper-silver

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mineralization, and how it might relate to the Central Block gold mineralization.

Recommendations

     A two-stage exploration program is recommended, with the second stage being contingent on the success of the first stage. Cost projections are given in Canadian funds, but the original cost calculations were done using United States dollars, as is the common practice for projects in Perú. The conversion to Canadian funds was done using an assumed exchange rate of $1 Canadian to $0.65 US. The cost in Canadian dollars will vary with the exchange rate.

Stage 1 (projected cost $ 120,000 in Canadian funds)

     The purpose of Stage 1 is to gather enough information to determine whether the Estrella Project merits an initial drill program, and to provide the information necessary to design such a drill program. The drilling itself would take place in Stage 2. Work recommended for Stage 1 includes:

•	Additional geological mapping, with the following objectives:

•	Map the alteration mineral assemblages and any alteration zoning that may exist. A knowledge of the distribution of alteration minerals will help to classify the deposit and to predict where on the property and at what depth the best mineralization might be found. It would be useful, in the initial stages of alteration mapping, to employ PIMA or similar instrument to identify some of the alteration minerals. The use of such an instrument in the field in the early stages of mapping can help geologists learn to recognize the alteration mineral assemblages.

•	Better define the structures that control the emplacement and position of the different rock units on the property. For example, it could be important to know if the Central Block is a down-dropped fault block, bounded on all sides by steeply dipping faults. In that case, the mineralization of the Central Block is probably confined within the fault block. Alternatively, it is possible that the older sediments on the east side of the property have been overthrust onto the volcanics of the Central Block, in which case the mineralization of the Central Block could extend eastward, underneath the thrust.

•	Determine the relative age of the volcanic rocks that host the mineralization in the Central Block. If the age is found to be Tertiary this would confirm that the mineralization probably has a Tertiary age, similar to that of mineralization in the surrounding district. It may be possible to determine an age using field relationships, but more likely it will be necessary to identify some relatively fresh rock suitable for radiometric dating in a laboratory. Knowing the age of the volcanics in the Central Block could be important in understanding whether or not it is a down-dropped block, which would help in understanding the structure. It could also give BCMC an advantage in looking for other deposits in the region.

•	During the course of geological mapping, routine rock chip sampling should continue. In particular, more samples of the copper-silver mineralization in the Eastern Block are needed.

•	The mineralization at Estrella may be readily detected by geophysical sensing methods. One test line, run east-west across the Central Block and continued eastward across the valley and over the Eastern Block, would be sufficient to determine if geophysical methods could be used to search for and map out mineralized zones in the subsurface. The most effective geophysical method will probably be induced polarization, but the method and details of the test should be discussed with a geophysical consultant. The budget proposed for geophysical work includes an allocation for a complete survey, but the decision as to whether to do a complete survey would depend on the results of the test line.

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Stage 2 (projected cost $ 465,000 in Canadian funds)

     Stage two at Estrella is to be undertaken if the work done in Stage One continues to indicate that there is potential to develop a mineable resource on the Estrella Property. Stage two is intended to consist of a limited drilling program whose objective would be to confirm that the mineralization extends vertically and laterally to such an extent that it could, with further delineation, form a resource. Stage 2 should also include some preliminary testing of mineralized material to determine whether the commodities of interest, principally gold, can be extracted using available and economic mineral processing methods.

Core and Reverse Circulation Drilling (projected cost $388,000 in Canadian funds)

     The drilling is proposed to consist of approximately 2,500 meters of drilling in an estimated 8 to 10 drill holes. Provision is made for a combination of core and reverse circulation (see Footnote 5) drilling. Some initial core holes are desirable in order to learn more details of the structural geology and of the mode of occurrence of the mineralization. Once sufficient detail has been obtained from drill core, reverse circulation drilling will be more economical. At this time I am not suggesting a pattern for the drill holes, as the drill hole layout should be designed using the information obtained during Stage 1.

Mineral Process Testing (projected cost $77,000 in Canadian funds)

     The core obtained from drilling will provide examples of any mineralization that might form a resource at Estrella. Before proceeding to a third stage of exploration, samples of the drill core should be used for preliminary mineral process testing. This work should be done in consultation with a professional metallurgist.

Intent of Recommendations

     Recommendations are presented in this report to illustrate the general nature of a suitable exploration program. The purpose of exploration is to generate new information, and it is the responsibility of those managing an exploration program to react to the new information as it becomes available. By definition, the information that an exploration program produces causes changes in the program itself.

     Bear Creek Mining Company is managed by a professional exploration staff with the experience and expertise required to manage the recommended program and to change it as new information becomes available. Thus, it is expected that Bear Creek’s staff will exercise their responsibility to alter the exploration program, to a greater or lesser degree, in response to the information generated by the program itself.

References and Sources of Information

Cardich Chávez, Arnold

     2001: Estudio Geológico y Prospección Minera: Margen (E y SE) de las Estructura Cellopunco (Proyecto Estrella Project, Prospecto PEE-1), Huncavelic (Perú). Reporte Sumario. In-house report for J.V.L. Exploraciones S.A., written in Spanish.

Cooke, David R. and Simmons, Stuart F.

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     2000: Characteristics and Genesis of Epithermal Gold Deposits; in: Gold in 2000, Reviews in Economic Geology, Volume 13, pp. 221 – 244, Hagemann, Steffen G. and Brown, Philip E., eds. Society of Economic Geologists.

Cruzado Moreno, Rolando

     2000: Estudio Geológico Preliminar del Prospecto Esperanza de la Estrella-1 (PEE-1), Huancavelica (Perú); Reporte Sumario. In-house report for J.V.L. Exploraciones S.A., written in Spanish.

Cruzado Moreno, Rolando

     2002: A Presentation of Prospect PEE-1, Huancavelica (Perú) In-house summary report for J.V.L. Exploraciones S.A.

Hedenquist, Jeffrey W., Arribas R., Antonio and Gonzalez-Urien, Eliseo

     2002: Exploration for Epithermal Gold Deposits; Gold in 2000, Reviews in Economic Geology, Volume 13, pp. 245 – 278, Hagemann, Steffen G. and Brown, Philip E., eds. Society of Economic Geologists.

Morche, Wolfgang and Larico C., Washington

     1996: Geologia del Cuadrangulo de Huancavelica. Instituto Geológico Minero y Metalurgico, Sector Energia y Minas, Republica del Perú.

Quiroga Vite, Juan

     2001: Estudio Geológico y Prospección Minera: margen (O y SO) de la Estructura Cellopunco (Proyecto Estrella Project, Prospecto PEE-1), Huancavelica (Perú). Reporte Sumario. In-house report for J.V.L. Exploraciones S.A., written in Spanish.

Volkert, David F.

     2002: Estrella Project, Executive Summary (draft). Internal document for Bear Creek Mining Company.

Glossary of Technical Terms

adit	a horizontal passage from the surface into a mine
Ag	silver.
alteration	chemical and mineralogical changes in a rock mass resulting from reaction with hydrothermal fluids or changes in pressure and temperature.
anomalous	adjective describing a sample, location or area at which either (i) the concentration of an element(s) or (ii) a geophysical measurement is significantly different from (generally higher than) the average background concentrations in an area. Though it may not constitute mineralization, an anomalous sample or area may be used as a guide to the possible location of mineralization.

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anomaly	the geographical area corresponding to anomalous geochemical or geophysical concentrations.
arsenopyrite	an iron, arsenic and sulphur-bearing mineral (FeAsS)
As	arsenic.
assay	an analysis to determine the quantity of one or more elemental components. Usually implies accuracy and precision suitable for use in ore reserve calculations. See also “geochemical analysis”
assay ton	approximately 29.2 grams; a size of sub-sample that is commonly used when analyzing for precious metals
Au	gold.
azurite	a bright blue copper-bearing mineral sometimes found in the oxidized part of copper deposits
background	the modal concentration of an element or typical geophysical response in an area, generally referring to concentrations below some threshold level, above which concentrations are designated as anomalous.
batholith	a large mass of igneous rock, generally with a surface area exceeding 100 square kilometers
bleached	an informal adjective describing rock in which the dark coloured minerals have been removed by alteration processes.
boxwork	where metallic sulphide minerals have been dissolved out of a rock by weathering processes, it is common to see cavities left behind, often outlined by oxide minerals. Clusters of such cavities are called boxworks.
breccia	a rock type with angular fragments of rock of one or more composition(s) surrounded by a matrix rock of another composition and/or texture.
brittle shear	a break in a body of rock that causes two adjacent parts of the body to slide relatively to each other along the plane of the break. The shear is considered brittle if the rock breaks before 5% deformation has taken place.
chalcedony	a form of quartz in which the crystals are so fine as to not be discernible with the naked eye or low power magnifier
chalcopyrite	a mineral composed of copper, iron, and sulphur (CuFeS2).
conjugate fault set	a set of faults formed at the same time by the same stresses, having two different orientations. The angle between the two orientations is typically in the 60º to 80º range.

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continuous chip sample	a rock sample taken by collecting a series of chips across a measured distance along a rock face. The chips are so closely spaced that there is no gap between them.
crackle breccia	a breccia in which the density of fractures is so great that the rock has a crackled appearance. There is typically less rotation of the fragments than there is in a true breccia.
Cu	copper
detection limit	in chemical analysis, a limit below which the analytical method cannot reliably detect the element being sought.
EM	electromagnetic; in mineral exploration usually refers to a particular type of geophysical survey
epithermal	adjective referring to hydrothermal processes and deposits taking place or formed at comparatively low temperatures in the 50°C to 200°C range, and to mineral deposits formed by such processes.
fault	a fracture in a rock across which there has been displacement.
fracture	a break in a rock, usually along a flat or gently curved surface.
felsic	adjective applied to light-coloured rock-forming minerals and to rocks containing an abundance of such minerals
float	loose fragments of rock found displaced from the outcrop in which they originated
galena	a lead sulphide mineral
geochemical analysis:	an analysis to determine the quantity of one or more elemental components in some earth material, usually rock, soil or water. Customarily refers to analyses that are accurate enough for the early stages of exploration work but not accurate enough for use in ore reserve calculations. See also “assay”
geophysics; geophysical survey	a group of techniques that employ instruments to measure electrical, physical, radiological and other characteristics of rocks in the field, usually in the subsurface. Examples include induced polarization, electromagnetics, gravity and many others.
gneiss	a rock whose textures and mineralogy have changed as a result of it being buried deep within the earth’s crust. One of many types of metamorphic rock
gossan	a rock containing a high proportion of iron oxides, formed as metal-bearing minerals are oxidized and leached away, leaving the iron oxide residue. Colloquially, a gossan is “rusty”

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grab sample	a sample of rock selected, not to represent any defined area or volume of rock, but simply to exhibit some specific feature of interest. It may consist of one or more pieces of rock, but any analyses obtained from a grab sample cannot be used to represent anything other than the sample itself, and cannot be used in characterizing the grades of a deposit.
grade	The concentration of an ore metal in a rock sample, given either as weight per cent for base metals (e.g. Cu, Zn, Pb) or in grams per tonne (g/t) or ounces per short ton (oz/t) for gold, silver, and platinum group metals.
gpt, g/t	Grams per tonne (metric tonne, 1,000 kilograms).
granodiorite	a type of igneous rock
hectare	an area totaling 10,000 square meters, e.g., an area 100 meters by 100 meters.
Hg	Mercury.
hydrothermal	adjective applied to hot water, usually from an external source, that interacts with a body of rock, and to the products of that interaction. In some cases hydrothermal fluids interacting with a body of rock produce mineralization.
indicator element	a chemical element that may indicate the presence nearby of another element. For example arsenic, antimony and mercury are commonly present in and near epithermal gold deposits. Early geochemical sampling might detect one or more of the indicator elements but not the gold itself. The presence of the indicator element(s) might induce prospectors to do more sampling and thus discover the gold.
induced polarization	a geophysical survey that involves the application of an electrical current to a body of rock, via electrodes. The effects of the electrical current are measured and used to make inferences about the mineralogical and physical characteristics of the rock in the subsurface. See also “resistivity”
IP	a common abbreviation for induced polarization
KM, km	kilometer.
mafic	a rock type consisting predominantly of calcium-rich plagioclase feldspar and silicates of iron and magnesium, with little quartz or potassium feldspar.
malachite	a bright green copper-bearing mineral sometimes found in the oxidized part of copper deposits
Max-min	a horizontal loop electromagnetic (or HLEM) technique to test resistivity and conductivity of rocks.
median	the value of the middle item in a set of data arranged in rank order. Half of the rest of the data set contains values above the median and half contains values below the median.

Review of the Estrella Project, Peru	Page 53 of 84

mineralization	a general term, commonly used to describe minerals of potential value occurring in rocks.
Mo	molybdenum.
molybdenite	a molybdenum sulphide mineral
NSR	net smelter royalty.
ore	a natural occurrence of one or more minerals that may be legally mined and sold at a profit, or from which some part may be profitably separated.
outcrop	an exposure of bedrock at the earth’s surface.
overburden	any natural soil or aggregate material covering bedrock.
Pb	lead.
porphyry	in the context of mineral deposits, a large deposit containing mineralization dispersed throughout the rock. Such deposits are typically mined using open pit, bulk mining methods.
ppb	parts per billion.
ppm	parts per million (l ppm = 1000 ppb = 1 gram/tonne).
pyrite	a mineral composed of iron and sulfur (FeS2).
pyroclastic	a rock made up of fragments ejected from a volcanic vent
quartering	a field method for taking a subset from a sample. The sample material is shoveled into a conical pile, which is then divided into four parts taking vertical divisions centered on the vertical axis of the cone. May be done several times in order to reduce the sub-sample to the desired size.
quartz	a common rock-forming mineral comprised of silicon and oxygen (SiO2)
relict	said of a mineral, texture or structure of an earlier rock that has persisted in a recognizable form even though the rock itself has undergone substantial chemical or physical changes
resistivity	a measurement of the resistance of a body of rock to the flow of electrical current; typically this is one of the parameters measured during an induced polarization survey
Sb	antimony.
scheelite	a mineral containing calcium, tungsten and oxygen
sheeted veins or veinlets	a collection of sub-parallel veins or veinlets

Review of the Estrella Project, Peru	Page 54 of 84

silicification	a form of alteration in which quartz or other forms of silicon dioxide are introduced into a rock
stockwork	a three-dimensional network of planar to irregular veinlets
sphalerite	a zinc sulphide mineral
stibnite	an antimony and sulphur-bearing mineral
sub-sample	in a laboratory, the small part of a field sample that is actually subjected to analysis
sulphidation	a term used in the discussion of epithermal precious metal deposits to characterize the sulphide mineral assemblage and the physio-chemical processes that produced it.
sulphide	a mineral characterized by the linkage of sulphur with a metal
syenite	an igneous rock that superficially resembles a granite but contains little or no quartz, an important constituent of true granites
ultramafic	a rock type consisting of almost entirely iron and magnesium silicate minerals with less than 10% calcic plagioclase feldspar and no quartz or potassium feldspar.
UTM	when used in describing a location, refers to an international system of geographic coordinates, given in meters and based on a universal transverse mercator map projection.
vein	a tabular mineral deposit formed in or adjacent to faults or fractures by the deposition of minerals from hydrothermal fluids
veinlet	a small vein; the distinction between vein and veinlet tends to subjective
VLF	very low frequency; refers to the frequency range used in some electromagnetic surveys.
winze	a vertical passageway within a mine that leads downward from a horizontal passage or opening. Unlike a shaft, a winze does not reach the surface.
Zn	zinc

Geological Time Scale

     The following is a cursory listing of the geological time scale, for reference regarding any mention of geological ages within this report.

Review of the Estrella Project, Peru	Page 55 of 84

		approximate	approximate
Era	Epoch	beginning	ending

		million years before present

Cenozoic	Quaternary	2.0	0.01
	Pliocene	5.1	2.0
	Miocene	24.6	5.1
	Oligocene	38.0	24.6
	Eocene	54.9	38.0
	Paleocene	65	54.9
Mesozoic	Cretaceous	144	65
	Jurassic	213	144
	Triassic	248	213
Paleozoic	Permian	286	248
	Pennsylvanian	320	286
	Mississippian	360	320
	Devonian	408	360
	Silurian	438	408
	Ordovician	505	438
	Cambrian	590	505
Precambrian			590

Certificate of Author

     I, Peter Arthur Ronning, , P.Eng. of RR 6, 1450 Davidson Road, Gibsons, B.C., V0N 1V6, hereby certify that:

     1.     I am a consulting geological engineer, doing business under the registered name New Caledonian Geological Consulting.

     2.     I am a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia, Registration Number 16,883.

     3.     I am a graduate of the University of British Columbia in geological engineering, with the degree of B.A.Sc. granted in 1973.

     4.     I am a graduate of Queen’s University in Kingston, Ontario, with the degree of M.Sc. (applied) in geology granted in 1983.

     5.     I am the author of the report entitled “Review of the Estrella Project, Peru” and dated 2 August 2002. I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with those documents.

     6.     I have worked as a geologist and latterly as a Professional Engineer in the field of mineral exploration since 1973, in many parts North and South America. As a result of my experience and training I am a qualified person with respect to the Estrella Project.

     7.     I visited the Estrella Project on the 9th and 10th of June 2002. During the visit I examined many of the mineral occurrences described in this report and collected sixteen rock samples.

     8.     The conclusions expressed in this report relating to geological and exploration issues are professional opinions, based upon my own geological field work, information compiled from other sources, and my professional experience. I am not aware of any material fact or material change with respect to the subject matter of the technical report that is not reflected in said report, the failure to disclose which makes the technical report misleading.

Review of the Estrella Project, Peru	Page 56 of 84

     9.     Having undertaken reasonable due diligence, and believing the information I have used to be correct, I nevertheless cannot guarantee the accuracy of information that I did not originate.

(certificate continues on next page)

     10.     Statements made in this report relating to mineral titles, permitting and regulatory matters rely on information obtained from the responsible government sources in Peru and from persons active in the mineral exploration industry there. While I am generally knowledgeable concerning the regulations governing mineral titles and exploration activities in Peru I am not a legal or regulatory professional. The information in the report concerning these regulatory matters is provided for the convenience of the reader but is not a professional opinion.

     11.     Statements made in this report relating to legal agreements are based upon my own reading of those agreements. I am not a legal professional. The information in the report concerning legal matters is provided for the convenience of the reader but is not a professional opinion.

     12.     Except as herein noted, I neither own, control, nor expect to receive a beneficial interest in the Estrella property, nor in any entity whose value one could reasonably expect to be affected by the conclusions expressed in the report. This includes EVEolution Ventures Inc., Peru Exploration Ventures LLP, Bear Creek Mining Company Limited and their subsidiaries or associated companies. I may inadvertently be the beneficial owner of an interest in any publicly traded company through participation in mutual funds over whose portfolios I have no control.

     13.     I authorize EVEolution Ventures Inc. to use this report for any lawful purpose. In particular, the report and my name may be used in the fulfillment of relevant reporting and disclosure requirements of any stock exchange or securities regulator that recognizes my professional qualifications. Should it be necessary to use abridgments of or excerpts from the report such abridgments or excerpts must be made so as to retain their original meaning and context. All reasonable efforts must be made to allow me to approve such abridgments or excerpts. I waive my right of approval in cases where it is impossible to comply as a result of my own unavailability within a reasonable period of time.

     14.     A copy of this report is submitted as a computer readable file in Adobe Acrobatã PDFã format. The requirements of electronic filing necessitate submitting the report as an unlocked, editable file. I accept no responsibility for any changes made to the computer file after it leaves my control.

“P. Ronning”

Peter A. Ronning, P.Eng.

2 August 2002

Appendix 1: Analytical Certificates and Results, Owners’ and BCMC Samples

     The analytical results on the following pages are printed from an electronic data base provided by Bear Creek Mining Company and originating with the owners of the Estrella property. It is not practical to include copies of original printed analytical certificates. A table preceding the analytical results lists the certificates. Photocopies are on file with Bear Creek.

Review of the Estrella Project, Peru	Page 57 of 84

Analytical Certificates

Laboratory	ALS Chemex
Certificate	A0030100
First Sample	Last Sample	Number of Samples	Elements
LI-02	L800+250W	3	ICP
Certificate	A0030101
First Sample	Last Sample	Number of	Elements
GA-V2A	COM-03	3	Au + ICP
VAL-2(1)	VAL-3(1)	2	Au
Certificate	A0032238
First Sample	Last Sample	Number of	Elements
T-HUA-1	R-HUA-5	5	Au + ICP
Certificate	A0033556
First Sample	Last Sample	Number of	Elements
TII-A	TII-D	4	Au + ICP
Certificate	A0033558
First Sample	Last Sample	Number of	Elements
COM-3	CUS-2	9	Au + ICP
Certificate	A0033910
First Sample	Last Sample	Number of	Elements
CUS-3	COM-10	2	Au + ICP
Certificate	A0034046
First Sample	Last Sample	Number of	Elements
COM-3	CUS-2	6	Ag, Cu
COM-7	COM-7	1	Cu
Certificate	A0034999
First Sample	Last Sample	Number of	Elements
VAL-4	VAL-4	1	Au+ ICP
Certificate	A0035003
First Sample	Last Sample	Number of	Elements
COM-11	COM-12	4	Au + ICP
Certificate	A0035550
First Sample	Last Sample	Number of	Elements
OM-11	COM-12	2	Ag, Cu
Certificate	A0036441
First Sample	Last Sample	Number of	Elements
COM-13	COM-13	1	Au + ICP
Certificate	A0036444
First Sample	Last Sample	Number of	Elements
VAL-06	LI-09	3	Au + ICP
Certificate	A0036899
First Sample	Last Sample	Number of	Elements
COM-13	COM-13	1	Ag, Cu
Certificate	A0110104
First Sample	Last Sample	Number of	Elements
T-13	T-14	2	Au + ICP
Certificate	A0110175
First Sample	Last Sample	Number of	Elements
HUA-B	P:-50-30	5	Au + ICP
Certificate	A0110810
First Sample	Last Sample	Number of	Elements
GA-3	TIN-1	2	Au + ICP

Certificate of P.A. Ronning for Estrella Report of 2 August 2002	Page 58 of 84

Certificate	A0110864
First Sample	Last Sample	Number of	Elements
SAN-1	SAN-7	7	ICP
Certificate	A0111132
First Sample	Last Sample	Number of	Elements
SAN-3	SAN-3	1	Cu
Certificate	A0111620
First Sample	Last Sample	Number of	Elements
T7-2	LI-10	5	ICP
Certificate	A0112052
First Sample	Last Sample	Number of	Elements
GA-V2A	COM-02	3	Au + ICP
VAL-2	VAL-3	2	Au
Certificate	A0115031
First Sample	Last Sample	Number of	Elements
COM-3	COM-5	2	Hg
YUR-1	VAL-1(D1)	5	ICP
Certificate	A0115575
First Sample	Last Sample	Number of	Elements
CUS-A	ESP-1	2	Cu
YUR-1	YUR-1	1	Ag, Cu
Certificate	A0117865
First Sample	Last Sample	Number of	Elements
COM-9R	LI-11	5	Au + ICP
Certificate	A0118649
First Sample	Last Sample	Number of	Elements
COM-9R	COM-9R	1	Cu
Certificate	A0210239
First Sample	Last Sample	Number of	Elements
SV-1	JEC-2	6	Au + ICP
Certificate	A0210624
First Sample	Last Sample	Number of	Elements
JEC-2	JEC-2	1	Cu
Certificate	LI7580
First Sample	Last Sample	Number of	Elements
T1A-1	L800+250W	23	Au
Certificate	LI7689
First Sample	Last Sample	Number of	Elements
VAL-2(1)	COM-02	5	Au
Certificate	LI-8982
First Sample	Last Sample	Number of	Elements
LI-10	LI-10	1	Au
Certificate	LI9514
First Sample	Last Sample	Number of	Elements
YUR-01	CUS-A	3	Au
Laboratory	BONDAR CLEGG
Certificate	F00-85562.0
First Sample	Last Sample	Number of	Elements
R2GA-1	R2GA-2	2	Au + ICP

Review of the Estrella Project, Peru	Page 59 of 84

Certificate	F01-85004.0
First Sample	Last Sample	Number of	Elements
HUA-1	HUA-2A	3	Au + ICP
Certificate	V00-86120.0
First Sample	Last Sample	Number of	Elements
T-10	T-10 -1	4	Au + ICP
Certificate	V01- 85783.0
First Sample	Last Sample	Number of	Elements
A	L	14	Au + ICP
Certificate	V01- 85783.1
First Sample	Last Sample	Number of	Elements
R21-1	R21-1	1	Ag, Hg
R2A	R2C	2	Hg
Certificate	V01- 85887.0
First Sample	Last Sample	Number of	Elements
LI-03	CIN-5	3	Au
VOY-1	VOY-1	1	Au + ICP
Certificate	V01-85845.0
First Sample	Last Sample	Number of	Elements
R2 JEC-1	R2 JEC-1	1	Cu
R2 T:15-1	R2 CIN-4	5	Au
Laboratory	C.H. PLENGE & CIA. S.A.
Certificate	1250
First Sample	Last Sample	Number of	Elements
VAL-1(1)	LI-03	4	Au
Certificate	1331
First Sample	Last Sample	Number of	Elements
VAL-5A	LI-06	5	Au
Certificate	1390-1
First Sample	Last Sample	Number of	Elements
LI:VD33	T-7-1	4	Au
Certificate	1408
First Sample	Last Sample	Number of	Elements
E-01	ESP-01	6	Au
Certificate	1599
First Sample	Last Sample	Number of	Elements
LI-07	PER-5B-1	5	Au
Certificate	1642-1
First Sample	Last Sample	Number of	Elements
SAN-1	SAN-7	7	Au
Certificate	1642-2
First Sample	Last Sample	Number of	Elements
HUA-A	HAB-2	5	Au
Laboratory	Chemex Labs Ltd.
Certificate	A0027700
First Sample	Last Sample	Number of	Elements
GA-VIA	GA-4	2	Au + ICP
Laboratory	Intertek (Bondar Clegg)
Certificate	V00-85035.0
First Sample	Last Sample	Number of	Elements
C01	L250 0	30	Au + ICP
Certificate	V99-86104.0

Review of the Estrella Project, Peru	Page 60 of 84

First Sample	Last Sample	Number of	Elements
R2 CIN-01	R2 LI-01	3	Au + ICP
Certificate	V99-86329.0
First Sample	Last Sample	Number of	Elements
L1000 50E	L2800 250W	98	Au + ICP

Analytical Results

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

L2800 250W	8604750.18	530122.49		1.10	25	10	6	22
L2750 250W	8604700.24	530121.56		0.60	18	7	4	3
L2750 200W	8604701.63	530171.44		0.60	20	8	4	2
L2750 150W	8604703.03	530221.44		0.70	10	8	3	2
L2700 350W	8604647.41	530020.74		1.10	20	10	5	2
L2700 300W	8604648.82	530070.86	7	1.40	17	14	4	23
L2700 150W	8604652.99	530220.74		1	10	9	3	4
L2700 100W	8604654.39	530270.78	91	2	13	22	14	2
L2650 250W	8604600.26	530119.87		0.90	23	9	5	2
L2650 150W	8604603.05	530219.87		1.10	22	11	13
L2650 100W	8604604.44	530269.87	59	3.40	19	68	5	14
L2400 200W	8604352.06	530167.94	6	0.90	7	10	5	3
L2400 150W	8604353.44	530217.86		4.30	7	13	3	6
L2300 300W	8604249.31	530069		1.70	32	27	10	1
L2300 250W	8604250.69	530118.89		1.20	26	106	5	1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L2800 250W	326	6	2500	2.45	84	100	6
L2750 250W	149		1662	2.06	479	47	9
L2750 200W	179	6	1814	2.43	471	28	10
L2750 150W	109		1065	2.33	120	63	3
L2700 350W	238	13	2480	1.71	99	142	4
L2700 300W	267	11	5993	1.67	25	428	3
L2700 150W	208	7	2139	2.02	27	37	2
L2700 100W	202	5	1267	2.28	34	555	2
L2650 250W	182	9	2706	1.64	61	79	3
L2650 150W	138	8	1569	3.78	648	41	27
L2650 100W	331	17	2552	2.46	40	594	2
L2400 200W	186	9	2338	1.50	194	164	3
L2400 150W	574	21	9121	1.72	39	90	1
L2300 300W	165	21	6880	1.67	122	216	3
L2300 250W	196	27	5185	1.47	23	169	2

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

L2800 250W	4	1.50			13	6
L2750 250W	6	0.70			24	7
L2750 200W	6	0.90			32	7
L2750 150W	2	0.50			25	6
L2700 350W	3	1.10			26	4
L2700 300W	3	1.20			41	5
L2700 150W	1	0.90			42	7
L2700 100W	2	0.40			18	4
L2650 250W	2	0.40			28	4
L2650 150W	15	0.30			33	11
L2650 100W	1	0.60			28	5
L2400 200W	3	1			19	8
L2400 150W		2.80			18	6
L2300 300W	4	0.80			17	7
L2300 250W	1	0.90			22	7

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L2800 250W	3	0.52	0.01	0.01		0.17	3
L2750 250W	5	0.80	0.03	0.06	0.02	0.28	3
L2750 200W	4	0.83	0.02	0.02	0.02	0.27	2
L2750 150W	7	0.73	0.02	0.02	0.01	0.28	2
L2700 350W	3	0.44	0.02	0.14		0.25	9
L2700 300W	4	0.51	0.02	0.03		0.27	10
L2700 150W	7	0.69	0.02			0.29	2
L2700 100W	10	0.42	0.01			0.29	11
L2650 250W	3	0.56	0.03	0.04		0.30	5
L2650 150W	5	0.63	0.10	0.24	0.01	0.23	4
L2650 100W	3	0.42	0.01	0.01		0.29	23
L2400 200W	3	0.55	0.02	0.09		0.37	4
L2400 150W	1	0.48	0.01	0.03		0.40	4
L2300 300W	2	0.45				0.26	3
L2300 250W	2	0.46		0.01		0.33	3

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm

L2800 250W	2
L2750 250W	4
L2750 200W	3
L2750 150W	3
L2700 350W	2
L2700 300W	2							1
L2700 150W	2
L2700 100W	1
L2650 250W	2							1
L2650 150W	4				5
L2650 100W	1
L2400 200W	3							1
L2400 150W	1
L2300 300W	2							1
L2300 250W	2							2

Review of the Estrella Project, Peru	Page 61 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

L2300 200W	8604252.08	530168.89		3.10	21	68	7	3
L2200 300W	8604149.02	530068.77		6.20	42	62	14	5
L2200 250W	8604150.40	530118.66		0.80	14	20	9	1
L2200 200W	8604151.81	530168.74		0.90	28	36	6	1
L2200 150W	8604153.19	530218.66		0.70	6	37	7
L2100 300W	8604050.03	530069.46		1.50	26	17	9	1
L2100 250W	8604051.40	530119.34		1.70	12	236	6	2
L2100 200W	8604052.80	530169.34		3.20	40	427	9	2
L2100 150W	8604054.19	530219.34	10	3.40	17	46	7	2
L2100 100W	8604055.59	530269.34		1.50	5	25	3	1
L2100 50W	8604056.98	530319.34		1.90	12	17	6	14
L2100 0	8604058.33	530369.34	14	0.70	13	9	4	2
L2050 150W	8604011.71	530219.20	13
L2050 0	8604015.90	530369.20	17	7	28	95	37	2
L2000 300W	8603957.45	530066.35		2	26	14	9	3
L2000 250W	8603958.82	530116.24		0.60	14	9	10	1
L2000 200W	8603960.23	530166.31		1.70	32	38	12	4
L2000 150W	8603961.61	530216.24	7	2.60	21	24	6	13
L2000 0A	8603953.44	530360.01	201	7.70	34	24	9	4
L2000 0	8603965.80	530366.23	666	20.20	201	36	41	12
L1900 150W	8603864.21	530217.87	8	0.40	12	9	9

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L2300 200W	314	39	9495	1.62	52	93	3
L2200 300W	350	59	13844	2.54	97	248	4
L2200 250W	208	17	4715	1.17	340	319	2
L2200 200W	331	24	4596	1.57	25	347	2
L2200 150W	177	14	3673	1.61	176	593	3
L2100 300W	77	13	2151	2.51	72	256	5
L2100 250W	199	20	3782	2	86	56	2
L2100 200W	338	55	10206	1.97	13	378	2
L2100 150W	244	45	13003	1.42	29	880	2
L2100 100W	154	13	3056	1.29	44	255	2
L2100 50W	486	29	6401	2.43	101	449	3
L2100 0	197	8	2094	1.92	72	100	2
L2050 150W
L2050 0	160	45	1270	1.59	17	113	2
L2000 300W	232	44	7305	1.49	457	1938	4
L2000 250W	194	13	2562	1.81	622	1586	5
L2000 200W	488	27	7972	4.29	182	664	2
L2000 150W	267	23	6369	1.83	22	63	1
L2000 0A	224	33	7586	2.19	20	159	5
L2000 0	464	106	28780	3.22	364	48	16
L1900 150W	54	11	4895	0.98	355	2000	4

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

L2300 200W	2	1.50			23	7
L2200 300W	5	1.70			27	9
L2200 250W	3	1.10			33	11
L2200 200W	1	1.60			20	7
L2200 150W	3	0.90			21	8
L2100 300W	6	0.30			31	7
L2100 250W	2	0.90			21	8
L2100 200W		1.70			30	5
L2100 150W	1	1.10			28	8
L2100 100W	1	0.70			26	7
L2100 50W	3	2.40			23	6
L2100 0	2	0.90			11	7
L2050 150W
L2050 0		0.80			51	6
L2000 300W	7	1.20			36	10
L2000 250W	9	0.90			35	8
L2000 200W	3	2.30			28	14
L2000 150W		1.30			20	7
L2000 0A	4	1			56	7
L2000 0	17	2.60			68	9
L1900 150W	4	0.30			34	9

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L2300 200W	2	0.50	0.01	0.01		0.34	5
L2200 300W	2	0.50	0.01			0.36	6
L2200 250W	3	0.48	0.02	0.13		0.33	7
L2200 200W	2	0.38				0.25	6
L2200 150W	2	0.39		0.02		0.32	4
L2100 300W	2	0.44	0.02	0.06		0.28	6
L2100 250W	2	0.37		0.02		0.30	5
L2100 200W	1	0.42				0.26	5
L2100 150W	1	0.38				0.26	4
L2100 100W	2	0.42	0.01	0.02		0.33	4
L2100 50W	2	0.43	0.01			0.35	8
L2100 0	2	0.49	0.02	0.01		0.24	5
L2050 150W
L2050 0	4	0.59	0.02	0.02		0.35	7
L2000 300W	3	0.51	0.02	0.05		0.34	35
L2000 250W	3	0.56	0.03	0.28		0.35	18
L2000 200W	2	0.51	0.01			0.35	30
L2000 150W	3	0.55	0.02	0.04		0.34	4
L2000 0A	3	0.59	0.03	0.02		0.37	6
L2000 0	3	0.55	0.21	0.48		0.30	7
L1900 150W	2	0.58	0.02	0.10		0.35	111

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm

L2300 200W	2							1
L2200 300W	2
L2200 250W	4							1
L2200 200W	3							1
L2200 150W	1							2
L2100 300W	2
L2100 250W	1
L2100 200W
L2100 150W	1							2
L2100 100W	2							1
L2100 50W	1
L2100 0	1
L2050 150W
L2050 0	2							1
L2000 300W	3							2
L2000 250W	4
L2000 200W	2
L2000 150W	2
L2000 0A	1
L2000 0	3
L1900 150W	3							1

Review of the Estrella Project, Peru	Page 62 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

L1800 100W	8603768.73	530266.17		1	26	16	15	1
L1750 0	8603723.06	530364.91	224	3.30	127	45	8	2
L1700 50W	8603671.66	530315.37	7	12.60	225	65	60	8
L1700 50E	8603674.45	530415.37	437	3.80	10	57	7	1
L1700 100E	8603675.84	530465.37	222	10.60	26	70	6	1
L1700 0	8603673.05	530365.37	141	1.50	44	32	8
L1650 50W	8603617.17	530315.09	61	1.50	30	12	4
L1650 0	8603618.56	530365.09	383	4.50	36	29	6	3
L1600 50E	8603569.93	530414.78	222	1.40	32	16	8
L1600 150E	8603572.71	530514.78	242	2.10	12	29	6	2
L1600 100W	8603565.75	530264.82	420	0.70	161	11	29	2
L1600 100E	8603571.32	530464.74	76	2	39	15	8
L1600 0	8603568.49	530364.78	675	4.80	85	34	7	3
L1550 50W	8603522	530314.59	39	2.70	28	15	7	1
L1550 100W	8603520.60	530264.59	424	0.20	19	5	16	2
L1550 0	8603522.84	530364.59	217	3	46	23	20
L1500 50W	8603471.96	530314.15	19	1.20	16	19	9	1
L1500 50E	8603474.75	530414.15	99	1.40	32	44	14	2
L1500 150W	8603469.17	530214.15	460	-0.20	16	7	15	2
L1500 150E	8603477.54	530514.15	71	1.20	26	29	6
L1500 100W	8603470.58	530264.19	51	1.40	28	11	10	6
L1500 100E	8603476.14	530464.15	49	5.10	14	64	43	1
L1500 0	8603473.32	530364.15	31	3.70	16	17	5

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L1800 100W	222	31	5704	1.95	562	1256	5
L1750 0	385	73	12533	2.23	12	142	1
L1700 50W	1050	124	25480	3.74	1476	317	20
L1700 50E	175	26	5684	1.31	12	334	1
L1700 100E	153	82	9448	1.40	14	322	2
L1700 0	191	23	3884	1.32	7	317	2
L1650 50W	72	24	1552	1.32	36	204	2
L1650 0	260	52	10878	1.65	18	521	2
L1600 50E	184	16	1974	2.34	14	146
L1600 150E	261	15	3596	1.21	8	293	1
L1600 100W	95	23	3098	2.73	738	215	18
L1600 100E	200	22	9443	2.42	9	512	1
L1600 0	360	106	22820	2.82	15	761	1
L1550 50W	185	33	11383	2.52	14	1001	1
L1550 100W	27	78	4274	3.99	279	176	2
L1550 0	44	51	13305	1.21	67	157	10
L1500 50W	217	18	6368	2.15	45	1322	2
L1500 50E	166	27	2783	2.51	25	292	5
L1500 150W	22	9	16453	1.79	114	2000	3
L1500 150E	130	24	2579	1.66	13	505	1
L1500 100W	170	23	7371	3.16	37	1384	1
L1500 100E	124	26	2401	1.65	16	173	2
L1500 0	109	54	10303	1.82	5	636	1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

L1800 100W	11	1.10			27	10
L1750 0		1.80			18	5
L1700 50W	34	5.40			49	8
L1700 50E		0.80			36	7
L1700 100E	1	0.30			56	7
L1700 0		0.80			40	4
L1650 50W	1	0.40			34	6
L1650 0		1.20			74	6
L1600 50E		0.70			45	9
L1600 150E		1.10			44	7
L1600 100W	32	0.50			45	9
L1600 100E		0.80			35	9
L1600 0		1.70			24	5
L1550 50W		0.90			28	9
L1550 100W	3	-0.20			22	23
L1550 0	8	-0.20			55	6
L1500 50W	1	1.10			34	7
L1500 50E	2	0.70			68	11
L1500 150W		-0.20			34	14
L1500 150E		0.50			38	9
L1500 100W	3	0.90			23	10
L1500 100E		0.30			37	9
L1500 0		0.50			32	8

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L1800 100W	2	0.74	0.03	0.52		0.47	16
L1750 0	1	0.35				0.20	8
L1700 50W	2	0.52	0.25	1.09		0.39	14
L1700 50E	3	0.43	0.02	0.01		0.33	13
L1700 100E	2	0.32		0.02		0.29	7
L1700 0	2	0.45	0.01			0.28	7
L1650 50W	2	0.67	0.02			0.32	6
L1650 0	1	0.33				0.22	7
L1600 50E	3	0.60	0.02			0.35	4
L1600 150E	3	0.48	0.02			0.37	6
L1600 100W	3	0.58	0.02			0.32	12
L1600 100E	2	0.54	0.01			0.34	5
L1600 0	1	0.45				0.18	4
L1550 50W	3	0.86	0.02			0.42	14
L1550 100W	2	0.79	0.02			0.43	13
L1550 0	2	0.50				0.28	12
L1500 50W	2	0.72	0.02	0.01		0.33	25
L1500 50E	3	0.42	0.01			0.29	9
L1500 150W	2	0.84	0.02	0.04		0.53	29
L1500 150E	4	0.75	0.03			0.33	8
L1500 100W		0.68	0.01	0.01		0.34	8
L1500 100E	3	0.48	0.02			0.35	5
L1500 0	2	0.78	0.02			0.40	5

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm

L1800 100W	3
L1750 0	3
L1700 50W	3
L1700 50E								1
L1700 100E								1
L1700 0								1
L1650 50W	1
L1650 0								1
L1600 50E
L1600 150E								1
L1600 100W	1
L1600 100E
L1600 0
L1550 50W	2
L1550 100W	1
L1550 0
L1500 50W	1
L1500 50E
L1500 150W	1
L1500 150E	1
L1500 100W
L1500 100E		5
L1500 0

Review of the Estrella Project, Peru	Page 63 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

L1450 0	8603421.58	530364.09	597	1.50	13	15	5
L1400 50W	8603370.15	530313.62	113	1.20	15	16	7	2
L1400 50E	8603372.94	530413.62	274	2.70	50	17	13
L1400 200W	8603365.98	530163.70		-0.20	4	5	101
L1400 200E	8603377.12	530563.62	461	1.30	22	10	11
L1400 150W	8603367.36	530213.62	21	0.90	25	14	13	1
L1400 100W	8603368.76	530263.66	6	0.70	21	15	5	2
L1400 100E	8603374.33	530463.62	203	8.40	72	72	14	6
L1400 0	8603371.55	530363.62	113	1.10	18	12	5
L1350 0	8603320.75	530363.98	62	1.10	8	25	5
L1300 50W	8603269.29	530312.31	27	0.60	9	12	3	1
L1300 50E	8603272.08	530412.31	95	1	24	21	11
L1300 200E	8603276.26	530562.31	152	2.20	19	15	9	1
L1300 150W	8603266.50	530212.31	20	0.80	21	17	6	3
L1300 150E	8603274.87	530512.31	241	49.80	74	31	18	3
L1300 100W	8603267.90	530262.33	71	1.50	15	30	11	2
L1300 100E	8603273.47	530462.31	285	3.10	13	18	10
L1300 0	8603270.64	530362.29	50	1.50	16	17	7
L1250 0	8603234.06	530350.39	126	1.20	24	29	8	1
L1200 50W	8603182.60	530298.75	77	0.50	9	13	6
L1200 50E	8603185.38	530398.75	121	2	48	36	30
L1200 200E	8603189.56	530548.67	161	2.20	30	17	15
L1200 150E	8603188.17	530498.75	146	2.70	15	29	15

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L1450 0	154	37	3575	1.84	7	346	1
L1400 50W	212	28	6359	2.97	33	937	2
L1400 50E	129	47	7771	1.41	21	578	4
L1400 200W	15	26	1051	5.33	1001	1802	4
L1400 200E	134	10	1338	1.80	33	196	3
L1400 150W	70	16	9359	1.12	157	2000	2
L1400 100W	188	12	3159	1.92	10	1767	1
L1400 100E	541	101	13986	5	15	334	2
L1400 0	172	17	5465	2.05	5	526	1
L1350 0	208	20	2890	2.14	4	217
L1300 50W	141	19	1728	1.27	7	508	2
L1300 50E	162	23	3321	2.10	9	222	1
L1300 200E	190	17	2922	1.59	26	812	3
L1300 150W	265	18	2484	2.06	65	717	2
L1300 150E	422	331	50000	3.12	14	735	1
L1300 100W	201	23	5389	2.22	14	496	1
L1300 100E	189	30	4646	1.64	27	630	3
L1300 0	178	28	3789	1.99	7	117	2
L1250 0	177	29	4038	2.46	9	323	1
L1200 50W	115	17	2586	1.02	32	42	2
L1200 50E	259	44	5458	4.16	17	968	2
L1200 200E	179	16	2529	2.24	153	636	4
L1200 150E	160	18	3497	1.91	162	514	3

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

L1450 0		0.70			29	7
L1400 50W	2	0.90			23	10
L1400 50E	2	0.50			37	8
L1400 200W	5	-0.20			32	21
L1400 200E	1	0.50			32	10
L1400 150W	1	0.30			33	12
L1400 100W		0.80			27	9
L1400 100E		2.30			63	10
L1400 0		0.80			25	7
L1350 0		0.90			30	6
L1300 50W		0.70			69	7
L1300 50E		0.70			28	10
L1300 200E		0.80			46	9
L1300 150W		1.20			40	8
L1300 150E		1.90			45	12
L1300 100W		1			30	10
L1300 100E	1	0.90			57	6
L1300 0		0.70			29	7
L1250 0		0.80			28	7
L1200 50W		0.50			34	8
L1200 50E	1	1.20			52	11
L1200 200E	6	0.80			34	8
L1200 150E	3	0.70			24	7

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L1450 0	2	0.76	0.02			0.35	3
L1400 50W	1	0.64	0.01			0.29	4
L1400 50E	2	0.54	0.02			0.35	11
L1400 200W	2	0.78	0.02	0.02		0.47	37
L1400 200E	3	0.63	0.03			0.32	4
L1400 150W	2	0.82	0.02	0.01		0.45	101
L1400 100W	2	0.90	0.02			0.39	25
L1400 100E	3	0.62	0.01			0.25	5
L1400 0	2	0.64	0.01			0.31	3
L1350 0	2	0.57	0.01			0.33	3
L1300 50W	3	0.58	0.02			0.26	4
L1300 50E	2	0.85	0.02			0.34	9
L1300 200E	4	0.52	0.01	0.02		0.31	11
L1300 150W	3	0.59	0.01			0.28	3
L1300 150E	4	0.70	0.02	0.01		0.38	9
L1300 100W	3	0.51	0.01			0.25	3
L1300 100E	2	0.53	0.02			0.34	10
L1300 0	3	0.70	0.02	0.01		0.35	4
L1250 0	3	0.72	0.01			0.30	6
L1200 50W	3	1.14	0.03			0.46	2
L1200 50E	3	0.77	0.01			0.28	8
L1200 200E	4	0.66	0.02	0.02		0.37	16
L1200 150E	3	0.65	0.02			0.31	6

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm

L1450 0
L1400 50W	2
L1400 50E								1
L1400 200W	3
L1400 200E	2
L1400 150W	2	2						1
L1400 100W	1
L1400 100E
L1400 0
L1350 0
L1300 50W
L1300 50E	1
L1300 200E	2							2
L1300 150W	1
L1300 150E	1		3
L1300 100W								1
L1300 100E								2
L1300 0	2
L1250 0
L1200 50W	2							1
L1200 50E	1		9
L1200 200E	2
L1200 150E	1

Review of the Estrella Project, Peru	Page 64 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56
L1200 100W	8603181.21	530248.79	205	3.30	72	15	13	6
L1200 100E	8603186.78	530448.75	200	4	16	20	14	2
L1200 0	8603183.99	530348.75	110	2.60	37	21	7	2
L1150 0	8603140.17	530347.55	190	1	17	27	9
L1100 50E	8603091.49	530395.56	43	1.60	55	17	25	1
L1100 200E	8603095.67	530345.63	66	11	51	22	19	1
L1100 150E	8603094.28	530495.71	122	7	24	16	21
L1100 100E	8603092.89	530445.71	251	2.70	16	15	25
L1100 0	8603090.06	530345.71	120	1.10	21	33	7	1
L1000 50E	8602969.44	530404.44	236	6.50	41	20	61
L1000 200E	8602973.61	530554.44	94	2.10	15	21	35	1
L1000 150E	8602972.22	530504.44	335	8.60	17	30	39	1
L1000 100E	8602970.83	530454.40	178	4.20	19	20	55
L1000 0	8602968	530354.44	82	3.30	24	15	12	3
L950 0	8602917.44	530352.54	372	2.30	29	26	17	2
L950 50E	8602918.95	530400.15	182	4.60	33	23	14	1
L950 200E	8602923.13	530550.15	134	3.50	37	15	11	1
L950 150E	8602921.74	530500.15	113	4.10	23	17	9	1
L950 100E	8602920.34	530450.15	373	5.50	14	14	11	1
L900 0	8602867.50	530350.15	208	7	51	17	17
L900 50W	8602866.14	530300.15	223	1.50	30	30	5	2
L900 50E	8602870.21	530400.15	295	3.40	28	15	15	3
L800 250W	8602761.36	530096.26		10.20	10000	8	488	3
L700 0	8602667.40	530344.21	957	9.70	94	354	23	4
L250 0	8602216.68	530336.03	5	31.40	28	39	7	3
L200 50E	8602168.05	530385.86	5	8.50	159	27	60	1
L200 0	8602166.61	530335.86	5	2.70	18	26	11	14

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L1200 100W	609	43	9355	5.69	35	520	2
L1200 100E	200	27	3549	2.74	35	288	4
L1200 0	162	40	8136	2.30	13	593	2
L1150 0	142	23	3954	2.37	13	1926	3
L1100 50E	171	27	2307	2.01	17	874	3
L1100 200E	218	63	3690	2.30	49	335	3
L1100 150E	213	40	2970	2.27	268	363	4
L1100 100E	200	16	1883	2.20	59	456	5
L1100 0	160	14	3153	1.79	26	1563	2
L1000 50E	188	24	1036	1.49	74	467	5
L1000 200E	156	13	788	1.65	37	118	2
L1000 150E	223	27	3778	1.62	16	739	1
L1000 100E	200	23	2047	2.03	292	640	7
L1000 0	198	34	4275	2.35	29	317	3
L950 0	193	18	3429	2.33	281	150	4
L950 50E	171	26	3017	2.57	351	537	8
L950 200E	136	25	972	2.46	365	303	7
L950 150E	174	30	897	2.04	150	357	3
L950 100E	123	27	823	1.83	630	212	10
L900 0	163	22	3071	1.56	405	387	11
L900 50W	238	16	1544	1.18	20	492	2
L900 50E	271	37	1383	4.96	706	98	19
L800 250W	2120	24	58000	0.69	170	650	3
L700 0	637	82	2145	4.30	945	34	45
L250 0	541	115	32380	1.41	14	212	2
L200 50E	273	57	4788	6.82	2713	725	16
L200 0	381	25	1980	1.88	858	1381	7

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm

L1200 100W	1	2.80			42	9
L1200 100E	2	0.80			19	9
L1200 0		0.70			29	8
L1150 0	1	0.70			23	8
L1100 50E	1	0.80			27	10
L1100 200E	1	1			31	7
L1100 150E	4	1			35	8
L1100 100E	1	0.90			32	12
L1100 0		0.70			34	7
L1000 50E	3	0.90			38	9
L1000 200E		0.80			37	7
L1000 150E		1			37	6
L1000 100E	5	1			43	8
L1000 0	1	0.80			41	9
L950 0	5	1			26	14
L950 50E	8	0.20	5	10	32	13	20
L950 200E	6	0.20	5	10	46	6	20
L950 150E	3	0.20	5	10	28	4	20
L950 100E	7	0.20	5	10	35	7	20
L900 0	8	0.70			49	14
L900 50W	2	0.30	5	10	18	5	20
L900 50E	15	0.60	5	10	39	36	20
L800 250W	25	3.50	2		41	4
L700 0	42	3			54	22
L250 0	1	0.80	5	10	27	8	20
L200 50E	16	0.50	5	10	14	14	20
L200 0	6	0.50	5	10	21	8	20

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	W ppm	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L1200 100W		3	0.76	0.02			0.29	10
L1200 100E		3	0.44	0.01	0.01		0.28	7
L1200 0		2	0.69	0.01			0.29	7
L1150 0		3	0.68				0.26	14
L1100 50E		3	0.66	0.01			0.30	7
L1100 200E		4	0.52	0.01			0.28	5
L1100 150E		4	0.54	0.01			0.34	5
L1100 100E		3	0.63	0.03			0.32	5
L1100 0		3	0.66				0.30	9
L1000 50E		3	0.56	0.01			0.24	6
L1000 200E		5	0.39	0.01	0.02		0.32	5
L1000 150E		3	0.49	0.02			0.31	11
L1000 100E		4	0.53	0.02	0.05		0.27	6
L1000 0		3	0.45				0.27	5
L950 0		3	0.58				0.27	2
L950 50E	20	3	0.44	0.01	0.01	0.01	0.27	8
L950 200E	20	4	0.39	0.02	0.07	0.01	0.29	8
L950 150E	20	3	0.33	0.01	0.03	0.01	0.30	9
L950 100E	20	4	0.48	0.09	0.39	0.01	0.30	7
L900 0		4	0.53	0.05	0.22		0.31	4
L900 50W	20	3	0.44	0.01	0.01	0.01	0.23	7
L900 50E	20	3	0.76	0.24	0.31	0.02	0.57	11
L800 250W		10	0.40	0.02	0.26	0.02	0.16	10
L700 0		4	0.63	0.63	1.70		0.35	15
L250 0	20	4	0.54	0.02	0.03	0.01	0.43	10
L200 50E	20	3	0.83	0.02	0.01	0.01	0.48	15
L200 0	20	4	0.57	0.02	0.04	0.01	0.35	33

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm

L1200 100W	1
L1200 100E
L1200 0
L1150 0	1
L1100 50E	2
L1100 200E	1
L1100 150E	2
L1100 100E	2
L1100 0	2							2
L1000 50E	2							1
L1000 200E	2							1
L1000 150E								2
L1000 100E	3
L1000 0	1
L950 0	2
L950 50E	2	2	1	1	5	10	0.01	1
L950 200E	3	3	1	1	5	10	0.01	1
L950 150E	2	2	1	1	5	10	0.01	1
L950 100E	4	2	1	1	5	10	0.01	1
L900 0	6							1
L900 50W	1	2	1	1	5	10	0.01	1
L900 50E	5	5	1	1	13	10	0.01	6
L800 250W
L700 0	6				9
L250 0	1	2	1	1	5	10	0.01	1
L200 50E	6	5	1	1	7	10	0.01	4
L200 0	3	2	1	1	5	10	0.01	1

Review of the Estrella Project, Peru	Page 65 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56
L150 50E	8602113.29	530385.15	7	48.80	40	1618	53	7
L150 0	8602122.90	530335.15	5	16.80	46	41	22	1
L100 50E	8602063.33	530387.11	5	15.70	77	21	31	1
C16	8602441.22	530419.75	87	4	38	45	14	2
C15	8602580.42	530426.08	160	3.20	34	98	22	4
C14	8602407.65	530409.12	143	3	60	14	12	2
C13	8602349.55	530375.37	6	13.80	87	108	20	17
C12	8602408.16	530371.24	91	12.30	300	94	19	11
C11	8602611.73	530215.62		0.70	49	8	16	2
C10	8602583.90	530209.73		0.90	37	10	16	1
C9	8602483.29	530162.09	5	0.20	4	3	14	1
C8	8602442.89	530139.08	6	1.90	18	22	6	1
C7	8602405.66	530128.65	5	1.20	33	18	7	1
C6	8602395.60	530129.13	5	1.90	21	19	8	1
C5	8602374.61	530128.65	5	1.40	19	19	6	1
C4	8602341.33	530123.02		1.60	14	25	10	1
C3	8602322.81	530104.19	5	5	14	43	12	7
C2	8602318.37	530095.36	5	3.90	21	35	8	5
C1	8602313.87	530086.44	5	6.50	40	32	11	1
E02A	8601950.51	530400.97		10.40	71	59	39	3
E03A	8602046.84	530356.46		19.80	47	194	39	1
E04A	8602084.64	530323.62		14.20	88	27	11	2
CIN-01	8602875.44	530391.58	614	11	41	16	26	3
CIN-02	8602651.57	530334.36	5831	47.30	370	1107	36	7
E-01	8602136.36	530351.35	14
CIN-01-A			969
ESP-01	8603377.83	530860.10	40		22200		152
LI - 01			91	2.30	31	23	12
Li - 02	8603803.38	530355.01	11	18.60	784	58	70
Li - 03	8603347.91	530469.54	340
Li - 04	8603711.80	530458.94	131
Li - 05	8603120.11	530256.87	147

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L150 50E	882	122	7582	2.41	137	386	7
L150 0	621	90	5636	3.82	946	313	7
L100 50E	138	48	5214	8.69	7997	2000	19
C16	197	23	1721	1.27	58	116	21
C15	281	35	1611	2.53	175	357	9
C14	272	31	7708	2	349	452	12
C13	395	61	3972	3.98	709	98	15
C12	547	97	37240	2.74	497	59	42
C11	170	20	2949	2.96	1244	964	11
C10	16	9	1201	2.87	1178	48	17
C9	24	5	195	1.85	755	442	8
C8	150	11	3842	1.56	6	397	4
C7	136	11	2401	2.01	18	965	4
C6	150	13	3647	2.43	15	312	3
C5	155	9	1905	2.30	4	186	1
C4	211	21	2212	2.52	7	318	3
C3	766	43	5837	3.40	12	299	2
C2	613	23	3557	2.08	17	251	4
C1	684	19	3284	2.26	13	124	10
E02A	692	68	6991	4.20	2233	1180	29
E03A	1083	70	4738	6.56	3372	91	18
E04A	523	70	10206	1.77	32	679	10
CIN-01	772	63	2932	6.85	170	11	25
CIN-02	878	365	9075	5.42	1332	26	36
E-01
CIN-01-A
ESP-01	402		3270	0.44	765	250
LI - 01	120	14	500	1.55	536	494
Li - 02	854	134	22000	8.27	545	10
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm

L150 50E	4	1.50	5	10	34	6	20
L150 0	5	1	5	10	29	11	20
L100 50E	20	0.30	5	10	19	13	20
C16	21	0.40	5	10	27	5	20
C15	7	0.70	5	10	25	5	20
C14	18	0.50	5	10	24	6	20
C13	12	0.80	5	10	14	10	20
C12	51	1.10	5	10	23	5	20
C11	13	0.30	5	10	16	6	20
C10	16	0.20	5	10	22	6	20
C9	4	0.20	5	10	17	10	20
C8	3	0.20	5	10	18	6	20
C7	3	0.20	5	10	15	6	20
C6	1	0.20	5	10	16	6	20
C5	1	0.20	5	10	12	6	20
C4	1	0.30	5	10	17	7	20
C3	1	1.50	5	10	26	9	20
C2	1	1.10	5	10	30	7	20
C1	5	1.30	5	10	23	7	20
E02A	20	1.60	5	10	20	17	20
E03A	15	2	5	10	19	13	20
E04A	5	0.80	5	10	24	7	20
CIN-01	14	1.70	5	10	73	9	20
CIN-02	29	2.30	5	10	62	12	20
E-01
CIN-01-A
ESP-01
LI - 01
Li - 02
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	W ppm	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L150 50E	20	3	0.59	0.02	0.02	0.01	0.38	78
L150 0	20	3	0.62	0.02	0.03	0.01	0.43	36
L100 50E	20	4	0.64	0.06	0.06	0.01	0.34	237
C16	20	3	0.39	0.03	0.20	0.01	0.26	21
C15	20	3	0.38	0.02	0.06	0.01	0.23	12
C14	20	3	0.55	0.06	0.25	0.01	0.32	12
C13	20	2	0.49	0.09	0.29	0.01	0.26	17
C12	20	6	0.60	0.15	0.50	0.01	0.32	13
C11	20	3	0.60	0.04	0.12	0.01	0.34	17
C10	20	5	0.60	0.50	1.36	0.01	0.37	16
C9	20	5	0.70	0.15	0.57	0.03	0.44	17
C8	20	2	0.69	0.02	0.02	0.03	0.36	9
C7	20	3	0.69	0.02	0.05	0.02	0.27	12
C6	20	4	0.59	0.02	0.02	0.02	0.32	10
C5	20	4	0.48	0.01	0.01	0.02	0.29	9
C4	20	4	0.59	0.02	0.02	0.02	0.36	8
C3	20	2	0.62	0.02	0.02	0.03	0.45	12
C2	20	3	0.56	0.02	0.01	0.03	0.36	9
C1	20	4	0.64	0.02	0.05	0.03	0.34	9
E02A	20	6	0.93	0.12	0.29	0.01	0.52	22
E03A	20	5	0.66	0.06	0.13	0.01	0.34	29
E04A	20	5	0.66	0.02	0.04	0.01	0.32	47
CIN-01	20	1	0.25	0.09	0.15	0.01	0.18	4
CIN-02	20	3	0.34	0.75	2.42	0.01	0.23	23
E-01
CIN-01-A
ESP-01				0.99	6.59	0.01	0.01
LI - 01				0.07	0.39		0.31
Li - 02				0.51	1.27		0.26
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

L150 50E	1	2	1	1	5	10	0.01	1
L150 0	2	3	1	1	6	10	0.01	1
L100 50E	4	5	1	1	5	10	0.01	1
C16	4	2	1	1	5	10	0.01	1
C15	2	2	2	1	5	10	0.01	1
C14	2	2	1	1	5	10	0.01	2
C13	2	3	1	1	5	10	0.01	6
C12	3	3	1	1	5	10	0.01	2
C11	3	2	1	1	5	10	0.01	2
C10	5	3	1	1	5	10	0.01	1
C9	6	3	1	1	6	10	0.01	3
C8	1	2	1	1	5	10	0.01	1
C7	2	2	1	1	5	10	0.01	2
C6	1	2	1	1	5	10	0.01	1
C5	1	2	1	1	5	10	0.01	1
C4	1	3	1	1	5	10	0.01	1
C3	1	4	1	1	5	10	0.01	2
C2	1	3	1	1	5	10	0.01	2
C1	3	3	1	1	5	10	0.01	2
E02A	8	5	4	1	8	10	0.01	7
E03A	6	4	2	1	8	10	0.01	2
E04A	6	2	1	1	7	10	0.01	1
CIN-01	1	2	1		5	10	0.01	1
CIN-02	6	2	1	1	5	10	0.01	1
E-01
CIN-01-A
ESP-01									110
LI - 01
Li - 02									400
Li - 03
Li - 04
Li - 05

Review of the Estrella Project, Peru	Page 66 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56
L150 50E	8602113.29	530385.15	7	48.80	40	1618	53	7
L150 0	8602122.90	530335.15	5	16.80	46	41	22	1
L100 50E	8602063.33	530387.11	5	15.70	77	21	31	1
C16	8602441.22	530419.75	87	4	38	45	14	2
C15	8602580.42	530426.08	160	3.20	34	98	22	4
C14	8602407.65	530409.12	143	3	60	14	12	2
C13	8602349.55	530375.37	6	13.80	87	108	20	17
C12	8602408.16	530371.24	91	12.30	300	94	19	11
C11	8602611.73	530215.62		0.70	49	8	16	2
C10	8602583.90	530209.73		0.90	37	10	16	1
C9	8602483.29	530162.09	5	0.20	4	3	14	1
C8	8602442.89	530139.08	6	1.90	18	22	6	1
C7	8602405.66	530128.65	5	1.20	33	18	7	1
C6	8602395.60	530129.13	5	1.90	21	19	8	1
C5	8602374.61	530128.65	5	1.40	19	19	6	1
C4	8602341.33	530123.02		1.60	14	25	10	1
C3	8602322.81	530104.19	5	5	14	43	12	7
C2	8602318.37	530095.36	5	3.90	21	35	8	5
C1	8602313.87	530086.44	5	6.50	40	32	11	1
E02A	8601950.51	530400.97		10.40	71	59	39	3
E03A	8602046.84	530356.46		19.80	47	194	39	1
E04A	8602084.64	530323.62		14.20	88	27	11	2
CIN-01	8602875.44	530391.58	614	11	41	16	26	3
CIN-02	8602651.57	530334.36	5831	47.30	370	1107	36	7
E-01	8602136.36	530351.35	14
CIN-01-A			969
ESP-01	8603377.83	530860.10	40		22200		152
LI - 01			91	2.30	31	23	12
Li - 02	8603803.38	530355.01	11	18.60	784	58	70
Li - 03	8603347.91	530469.54	340
Li - 04	8603711.80	530458.94	131
Li - 05	8603120.11	530256.87	147

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

L150 50E	882	122	7582	2.41	137	386	7
L150 0	621	90	5636	3.82	946	313	7
L100 50E	138	48	5214	8.69	7997	2000	19
C16	197	23	1721	1.27	58	116	21
C15	281	35	1611	2.53	175	357	9
C14	272	31	7708	2	349	452	12
C13	395	61	3972	3.98	709	98	15
C12	547	97	37240	2.74	497	59	42
C11	170	20	2949	2.96	1244	964	11
C10	16	9	1201	2.87	1178	48	17
C9	24	5	195	1.85	755	442	8
C8	150	11	3842	1.56	6	397	4
C7	136	11	2401	2.01	18	965	4
C6	150	13	3647	2.43	15	312	3
C5	155	9	1905	2.30	4	186	1
C4	211	21	2212	2.52	7	318	3
C3	766	43	5837	3.40	12	299	2
C2	613	23	3557	2.08	17	251	4
C1	684	19	3284	2.26	13	124	10
E02A	692	68	6991	4.20	2233	1180	29
E03A	1083	70	4738	6.56	3372	91	18
E04A	523	70	10206	1.77	32	679	10
CIN-01	772	63	2932	6.85	170	11	25
CIN-02	878	365	9075	5.42	1332	26	36
E-01
CIN-01-A
ESP-01	402		3270	0.44	765	250
LI - 01	120	14	500	1.55	536	494
Li - 02	854	134	22000	8.27	545	10
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm

L150 50E	4	1.50	5	10	34	6	20
L150 0	5	1	5	10	29	11	20
L100 50E	20	0.30	5	10	19	13	20
C16	21	0.40	5	10	27	5	20
C15	7	0.70	5	10	25	5	20
C14	18	0.50	5	10	24	6	20
C13	12	0.80	5	10	14	10	20
C12	51	1.10	5	10	23	5	20
C11	13	0.30	5	10	16	6	20
C10	16	0.20	5	10	22	6	20
C9	4	0.20	5	10	17	10	20
C8	3	0.20	5	10	18	6	20
C7	3	0.20	5	10	15	6	20
C6	1	0.20	5	10	16	6	20
C5	1	0.20	5	10	12	6	20
C4	1	0.30	5	10	17	7	20
C3	1	1.50	5	10	26	9	20
C2	1	1.10	5	10	30	7	20
C1	5	1.30	5	10	23	7	20
E02A	20	1.60	5	10	20	17	20
E03A	15	2	5	10	19	13	20
E04A	5	0.80	5	10	24	7	20
CIN-01	14	1.70	5	10	73	9	20
CIN-02	29	2.30	5	10	62	12	20
E-01
CIN-01-A
ESP-01
LI - 01
Li - 02
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	W ppm	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm

L150 50E	20	3	0.59	0.02	0.02	0.01	0.38	78
L150 0	20	3	0.62	0.02	0.03	0.01	0.43	36
L100 50E	20	4	0.64	0.06	0.06	0.01	0.34	237
C16	20	3	0.39	0.03	0.20	0.01	0.26	21
C15	20	3	0.38	0.02	0.06	0.01	0.23	12
C14	20	3	0.55	0.06	0.25	0.01	0.32	12
C13	20	2	0.49	0.09	0.29	0.01	0.26	17
C12	20	6	0.60	0.15	0.50	0.01	0.32	13
C11	20	3	0.60	0.04	0.12	0.01	0.34	17
C10	20	5	0.60	0.50	1.36	0.01	0.37	16
C9	20	5	0.70	0.15	0.57	0.03	0.44	17
C8	20	2	0.69	0.02	0.02	0.03	0.36	9
C7	20	3	0.69	0.02	0.05	0.02	0.27	12
C6	20	4	0.59	0.02	0.02	0.02	0.32	10
C5	20	4	0.48	0.01	0.01	0.02	0.29	9
C4	20	4	0.59	0.02	0.02	0.02	0.36	8
C3	20	2	0.62	0.02	0.02	0.03	0.45	12
C2	20	3	0.56	0.02	0.01	0.03	0.36	9
C1	20	4	0.64	0.02	0.05	0.03	0.34	9
E02A	20	6	0.93	0.12	0.29	0.01	0.52	22
E03A	20	5	0.66	0.06	0.13	0.01	0.34	29
E04A	20	5	0.66	0.02	0.04	0.01	0.32	47
CIN-01	20	1	0.25	0.09	0.15	0.01	0.18	4
CIN-02	20	3	0.34	0.75	2.42	0.01	0.23	23
E-01
CIN-01-A
ESP-01				0.99	6.59	0.01	0.01
LI - 01				0.07	0.39		0.31
Li - 02				0.51	1.27		0.26
Li - 03
Li - 04
Li - 05

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Y ppm	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

L150 50E	1	2	1	1	5	10	0.01	1
L150 0	2	3	1	1	6	10	0.01	1
L100 50E	4	5	1	1	5	10	0.01	1
C16	4	2	1	1	5	10	0.01	1
C15	2	2	2	1	5	10	0.01	1
C14	2	2	1	1	5	10	0.01	2
C13	2	3	1	1	5	10	0.01	6
C12	3	3	1	1	5	10	0.01	2
C11	3	2	1	1	5	10	0.01	2
C10	5	3	1	1	5	10	0.01	1
C9	6	3	1	1	6	10	0.01	3
C8	1	2	1	1	5	10	0.01	1
C7	2	2	1	1	5	10	0.01	2
C6	1	2	1	1	5	10	0.01	1
C5	1	2	1	1	5	10	0.01	1
C4	1	3	1	1	5	10	0.01	1
C3	1	4	1	1	5	10	0.01	2
C2	1	3	1	1	5	10	0.01	2
C1	3	3	1	1	5	10	0.01	2
E02A	8	5	4	1	8	10	0.01	7
E03A	6	4	2	1	8	10	0.01	2
E04A	6	2	1	1	7	10	0.01	1
CIN-01	1	2	1		5	10	0.01	1
CIN-02	6	2	1	1	5	10	0.01	1
E-01
CIN-01-A
ESP-01									110
LI - 01
Li - 02									400
Li - 03
Li - 04
Li - 05

Review of the Estrella Project, Peru	Page 67 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

Li - 06	8602887.77	530399.33	314
Li — D1	8602950.75	530394.88	298	5.60	42	16	26
Li — VD33	8604059.26	530159.59	60
Li - 07	8603340.22	530288.74	111
Li - 08	8603946.56	530399.17	525	17.80	224	50	32
EST-006	8602653	530320	795	15	59	56	20
EST-007	8602653	530320	478	11	66	44	22
EST-008	8602653	530320	732	11	64	238	14
EST-009	8602653	530320	650	9	55	126	12
EST-010	8602653	530320	302	9	124	130	24
EST-011	8602653	530320	385	25	74	72	18
EST-012	8602653	530320	59	5	31	38	14
EST-013	8602653	530320	135	15	150	110	22
EST-014	8602653	530320	96	6	69	122	26
EST-015	8602859	530262	255	9	150	466	16
EST-016	8602905	530335	322	8	50	30	16
EST-017	8603948	530332	16	1500	35700	1698	5970
EST-018	8604234	530096		7	80	8	42
EST-019	8604609	530217		3	17	22	20
EST-020	8604382	530296	5	3	44	14	24
EST-021	8603965	530366	323	17	338	38	72
EST-022	8603540	530410	630	2	35	26	6
EST-023	8603195	530527	165	3	28	10	14
EST-024	8603377	530560	1240	3	21	8	12
EST-025	8603376	530528	11000	12	31	10	8
EST-026	8603374	530463	312	25	52	24	10
EST-027	8603370	530338	67	2	40	28	10
EST-028	8603367	530223	191	3	68	20	10
EST-029	8602993	530179	5	2	32	16	12
19555	8603369	530403	8220
19556	8603387	530470	1260
19557	8603331	530518	2460

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm	Co ppm

Li - 06
Li — D1	182	24		5.31	2450	130
Li — VD33
Li - 07
Li - 08	2630	116	16000	9.78	525	10
EST-006	775	40	2480			100
EST-007	585	30	1710			190
EST-008	740	45	2020			260
EST-009	660	40	3770			310
EST-010	1045	30	3170			320
EST-011	505	35	8720			210
EST-012	2110	40	1680			210
EST-013	1230	45	5850			200
EST-014	1960	65	3320			110
EST-015	4185	115	2360			320
EST-016	360	65	7060			2450
EST-017	7530	10000	100000			460
EST-018	85	30	1840			460
EST-019	5	5	230			40
EST-020	240	45	2440			110
EST-021	290	170	22600			90
EST-022	120	85	1520			470
EST-023	210	35	2060			1440
EST-024	135	65	730			490
EST-025	135	40	5080			1540
EST-026	265	135	21400			1190
EST-027	285	115	8950			1540
EST-028	390	115	12290			5640
EST-029	165	115	2740			210
19555
19556
19557

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

Li - 06
Li — D1
Li — VD33
Li - 07
Li - 08
EST-006
EST-007
EST-008
EST-009
EST-010
EST-011
EST-012
EST-013
EST-014
EST-015
EST-016
EST-017
EST-018
EST-019
EST-020
EST-021
EST-022
EST-023
EST-024
EST-025
EST-026
EST-027
EST-028
EST-029
19555
19556
19557

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm	Y ppm

Li - 06
Li — D1			0.11	0.09		0.29
Li — VD33
Li - 07
Li - 08			0.37	1.01		0.16
EST-006
EST-007
EST-008
EST-009
EST-010
EST-011
EST-012
EST-013
EST-014
EST-015
EST-016
EST-017
EST-018
EST-019
EST-020
EST-021
EST-022
EST-023
EST-024
EST-025
EST-026
EST-027
EST-028
EST-029
19555
19556
19557

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

Li - 06
Li — D1								600
Li — VD33
Li - 07
Li - 08								570
EST-006
EST-007
EST-008
EST-009
EST-010
EST-011
EST-012
EST-013
EST-014
EST-015
EST-016
EST-017
EST-018
EST-019
EST-020
EST-021
EST-022
EST-023
EST-024
EST-025
EST-026
EST-027
EST-028
EST-029
19555
19556
19557

Review of the Estrella Project, Peru	Page 68 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

511100047	8603956	530319	285	12.80	60.40	50.20	10	3.10
511100048	8604363	530323	207	7.08	92.30	27.60	12	17.25
511100049	8604015	530144	2.50	2.28	73	84	10	1.80
511100050	8603448	530467	324	1.55	28.60	18.60	4	4.15
511100060	8602066	530338	23	101	10001	5.60	118	2.25
511100061	8602112	530401	2.50	87.20	252	383.40	50	2.10
511100062	8603616	531513	16	99.40	10001	7.60	52	1.15
511100063	8604312	531173	2.50	51.20	10001	5.20	32	0.65
511100064	8604600	531099	2.50	0.25	557	1.80	26	0.25
511100065	8602685	530337	1460	70.80	380	162.60	58	13.60
511100066	8602650	530318	3610	8.10	30	112	10	6.35
511100067	8602697	530283	62	0.90	18	12.60	10	1
511100068	8602764	530371	222	8.01	66.80	40.60	18	5.85
511100051	8602850	530750	2.50	0.37	126.50	10.80	24	2.30
511100052	8602850	529950	2.50	0.31	13.60	16.80	44	1.80
511100053	8602850	530050	184	1.18	28.80	25.20	40	2.20
511100054	8602850	530150	11	0.71	14	23.20	64	0.75
511100055	8602850	530250	423	1.94	79.20	47.40	22	2.45
511100056	8602850	530350	900	4.29	102.50	61.60	62	4.55
511100057	8602850	530450	784	7.02	107.50	53	50	4.50
511100058	8602850	530550	712	4.46	239	77.80	130	4.55

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

511100047	262	121.90	14750	2.03	55	284.20	2.20
511100048	1015	46.40	12000	5.37	245	13.60	11
511100049	928	70.10	20700	5.15	30	122.20	1
511100050	291	29.70	5730	3.07	85	630.90	1.60
511100060	14	0.95	5890	2.08	430	49	28.80
511100061	205	82.10	12450	1.09	345	271.60	6.20
511100062	175	1.70	8530	1.43	1865	159.20	24.40
511100063	23	0.75	10000	1.87	675	471.40	27.40
511100064	3	0.30	170	1.86	475	1571	22
511100065	1335	304	16050	6.65	285	9.80	60.70
511100066	443	24.55	2170	3.29	340	21	11.40
511100067	234	8.40	1180	2.38	930	51.60	16
511100068	321	39.95	1050	2.98	350	40.60	37.60
511100051	11	0.75	460	2.43	4020	1615	14.40
511100052	15.80	7.40	550	3.30	460	356	16.20
511100053	149	32.35	1940	3.89	190	294.20	15.80
511100054	38.80	18.15	1740	3.68	335	214.20	14.60
511100055	323	42.75	6630	4.07	280	357.80	7.60
511100056	460	59.05	2780	6.67	955	136.40	19.60
511100057	340	46.70	3020	5.09	280	132.80	15.20
511100058	520	107.85	3520	11.85	10001	532.30	50.40

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm

511100047	1	0.02	0.79		2	3
511100048	8.70	0.07	0.13		0.50	1
511100049	0.60	0.03	1.53		1	5
511100050	0.50	5.0e-03	0.18		5	5
511100060	19.50	0.07	47.80		37	73
511100061	7.20	0.13	0.28		1	3
511100062	9	5.0e-03	17.85		17	11
511100063	9.90	0.12	1.44		9	14
511100064	6.30	0.03	0.07		15	14
511100065	48.50	0.31	0.05		9	8
511100066	7.30	0.02	0.02		13	4
511100067	17.30	0.07	0.06		3	9
511100068	30.90	0.07	0.15		5	4
511100051	8.70	0.07	0.08		74	28
511100052	8.50	0.02	0.11		68	32
511100053	10.70	0.03	0.18		76	37
511100054	8.40	0.15	0.23		78	50
511100055	9.50	0.03	0.23		32	17
511100056	25.30	0.31	0.33		42	28
511100057	12.50	0.07	0.14		50	20
511100058	134	0.24	0.18		19	18

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	W ppm	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm	Y ppm

511100047	0.05	4.20	0.37	0.01	5.0e-03	5.0e-03	0.32	9.40
511100048	0.05	1.40	0.21	5.0e-03	0.02	5.0e-03	0.13	6
511100049	0.15	1.80	0.58	5.0e-03	5.0e-03	5.0e-03	0.34	2.40
511100050	0.02	1.40	0.42	5.0e-03	5.0e-03	5.0e-03	0.26	5.60
511100060	0.10	9.20	2.94	2.43	0.93	0.02	0.08	17.20
511100061	0.05	1.80	0.22	0.01	5.0e-03	5.0e-03	0.17	701
511100062	0.15	16.80	1.59	1.15	7.88	0.01	0.25	63.80
511100063	0.05	26.60	1.63	0.70	2.26	0.03	0.33	50.10
511100064	0.02	16.40	1	0.51	1.48	0.05	0.20	28.80
511100065	0.10	2	0.26	0.18	0.62	5.0e-03	0.24	10.80
511100066	0.05	0.60	0.11	0.17	0.65	5.0e-03	0.09	10.20
511100067	0.05	3.40	0.26	0.13	0.50	5.0e-03	0.22	10.60
511100068	0.02	3.80	0.36	0.01	0.15	5.0e-03	0.30	4.40
511100051	0.15	24	0.90	0.36	0.15	5.0e-03	0.11	12
511100052	0.10	14.20	1.78	0.37	0.24	0.03	0.29	8.20
511100053	0.35	7.40	1.16	0.41	0.07	0.01	0.20	8.20
511100054	0.20	6.20	1.40	0.55	0.05	0.01	0.15	3.80
511100055	0.20	4.60	1.40	0.09	5.0e-03	5.0e-03	0.25	8
511100056	0.30	5.40	2.10	0.12	0.02	5.0e-03	0.23	3.20
511100057	0.30	9.80	0.86	0.07	0.12	5.0e-03	0.39	4
511100058	0.30	7.40	1.69	0.06	0.01	5.0e-03	0.22	4

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

511100047	1			1.30		5.0e-03	0.50	570
511100048	0.50			3.50		5.0e-03	0.50	560
511100049	1.75			2.40		5.0e-03	1.50	870
511100050	1.35			1.60		5.0e-03	1.50	400
511100060	9.60			2		5.0e-03	0.50	1680
511100061	0.55			1.80		5.0e-03	0.25	180
511100062	4.85			1.10		5.0e-03	0.25	1490
511100063	3.95			0.05		5.0e-03	0.25	960
511100064	4.20			1.70		0.01	1.50	1000
511100065	0.80			6.30		5.0e-03	1.50	510
511100066	0.65			1.40		5.0e-03	1	130
511100067	0.70			4.60		5.0e-03	1.50	630
511100068	0.75			1.80		5.0e-03	2	840
511100051	1.80			3.90		5.0e-03	0.50	480
511100052	4.10			4.30		0.01	0.50	910
511100053	2.50			5.80		0.02	0.50	640
511100054	3.15			7.90		0.04	0.50	210
511100055	1.85			6.50		5.0e-03	0.50	1160
511100056	2.20			6.10		5.0e-03	0.50	960
511100057	1.80			12.50		5.0e-03	0.50	430
511100058	2.90			5.40		5.0e-03	0.25	2640

Review of the Estrella Project, Peru	Page 69 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56

511100059	8602850	530650	2.50	0.41	33.20	14.80	82	2.25
Li - 09	8603960.96	530393.19	39	16.40	216	180	70
Li - 10	8603979.79	530366.77	1280	24.40	336	62	74
T - 7 - 1	8603799	530364.67	37
T 8	8603176.81	530564.42	103
T 9 - 1	8603764.16	530427.28	290	5	43	22	20
T 10			172	6.30	202	27	25
T 10 - A	8603889.47	530370.75	215	31.30	604	89	97
T 10 - B	8603889.47	530351.90	329	6.60	120	34	27
T 10 - 1	8603886.05	530370.48	746	116.60	2328	137	346
T 11 - A	8604074.01	530430.28	5	1.40	71	12	4
T 11 - B	8604076.67	530412.49	368	3.60	61	28	6
T 11 - C	8604078.84	530403.02	247	2.80	43	36	8
T 11 - D	8604081.63	530390.83	254	8	56	70	8
T12 - 1	8603139.99	530212.64	267	1.60	61	22	20
T12 - 2	8603143.45	530219.77	183
S — HUA - 4	8604361.24	530210.52	10	38.80	14	56	4
R — HUA - 5				1.20	43	122	18
HUA — A	8604929.23	529909.28	6	2.40	32	28	8
HUA — B	8604746.31	530255.48	41	2.20	25	18	14
T: HUA - 1	8604746.31	530255.48		2.80	45	14	12
T: HUA - 2	8604569.24	530331.96	20	5.80	64	120	14
P — HUA - 3	8604372.76	530400.46	399	24.40	113	60	18
P - 2	8604304.55	530335.42		4.80	73	42	12
P:	8604336.75	530385.29	23	3.80	62	22	10
P: 20 - 10	8604384.44	530391.43		1.40	22	24	96
P:	8604301.47	530391.32	10	5.20	76	54	14
T 7 - 1	8602839.19	530525.62	135

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm

511100059	318	4.85	720	3.39	230	1567	25.20
Li - 09	286	148	8000	2.51	825	170
Li - 10	1050	158	31000	6.86	1040	10
T - 7 - 1
T 8
T 9 - 1	344	22	8000	3.86	2320	40
T 10	1367	27		5.26	196	23
T 10 - A	1268	89		7.49	828	16
T 10 - B	500	34		4.65	936	38
T 10 - 1	5013	137		10	2808	10
T 11 - A	96	12		2.01	220	850
T 11 - B	300	28		2.97	50	100
T 11 - C	294	36		2.24	245	80
T 11 - D	428	70	1000	3.50	90	320
T12 - 1	244	22	1000	3.69	130	140
T12 - 2
S — HUA - 4	3180	56	100000	2.68	30	660
R — HUA - 5	624	122	1930	5.63	105	30
HUA — A	410	28	5000	2.53	180	40
HUA — B	402	18	2000	3.60	55	420
T: HUA - 1	306	14	4940	3.72	35	430
T: HUA - 2	290	120	4260	2.67	150	280
P — HUA - 3	2900	60	23300	8.75	95	20
P - 2	338	42	2000	6.99	400	10
P:	754	22	4000	5.85	255	80
P: 20 - 10	12	24	4000	2.91	1830	2370
P:	302	54	2000	6.98	135	30
T 7 - 1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Co ppm	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm

511100059	28.80	0.26	0.12		55	45
Li - 09
Li - 10
T - 7 - 1
T 8
T 9 - 1
T 10
T 10 - A
T 10 - B
T 10 - 1
T 11 - A
T 11 - B
T 11 - C
T 11 - D
T12 - 1
T12 - 2
S — HUA - 4
R — HUA - 5
HUA — A
HUA — B
T: HUA - 1
T: HUA - 2
P — HUA - 3
P - 2
P:
P: 20 - 10
P:
T 7 - 1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	W ppm	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm	Y ppm

511100059	0.25	12.80	1.24	0.50	0.52	0.01	0.19	163.50
Li - 09				0.27	1.03		0.22
Li - 10				0.73	1.91		0.22
T - 7 - 1
T 8
T 9 - 1				1.06	2.65		0.30
T 10				0.09	0.24		0.26
T 10 - A				0.48	1.25		0.29
T 10 - B				0.60	1.15		0.34
T 10 - 1				1.55	3.63		0.10
T 11 - A				0.03	0.14		0.34
T 11 - B				0.02	0.11		0.28
T 11 - C				0.09	0.35		0.29
T 11 - D				0.02	0.05		0.27
T12 - 1				0.01	0.01		0.22
T12 - 2
S — HUA - 4							0.34
R — HUA - 5				0.22	0.01	0.05	0.27
HUA — A				0.01	0.14	0.01	0.20
HUA — B				0.01	0.01	0.02	0.25
T: HUA - 1				0.01	0.04	0.01	0.21
T: HUA - 2				0.01	0.04		0.27
P — HUA - 3				0.01	0.03		0.28
P - 2				0.42	1.13	0.01	0.23
P:				0.01	0.04		0.24
P: 20 - 10				1.19	3.03	0.01	0.22
P:				0.08	0.27		0.27
T 7 - 1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

511100059	2.40			2.90		5.0e-03	1	920
Li - 09								710
Li - 10								340
T - 7 - 1
T 8
T 9 - 1								510
T 10
T 10 - A
T 10 - B
T 10 - 1
T 11 - A								730
T 11 - B								550
T 11 - C								600
T 11 - D								420
T12 - 1								270
T12 - 2
S — HUA - 4								220
R — HUA - 5								680
HUA — A								640
HUA — B								430
T: HUA - 1								690
T: HUA - 2								660
P — HUA - 3								290
P - 2								610
P:								560
P: 20 - 10								3770
P:								920
T 7 - 1

Review of the Estrella Project, Peru	Page 70 of 84

Sample	UTM North	UTM East	Au ppb	Ag ppm	Cu ppm	Pb ppm	Zn ppm	Mo ppm
	PSAD56	PSAD56
T 7 - 2	8602833.09	530530.19	3860	34.20	377	76	72
T 1A - 1	8602717.36	530305.83	114		114
T 1A - 2	8602703	530303.04	120		120
T 1A - 3	8602689.57	530300.43	211		211
T 1B - 1	8602694	530286.42	145		145
T 1B - 2	8602696.73	530318.30	102		102
T2A - 1	8602716.14	530342.27	330		330
T2B - 1	8602728.77	530329.26	111		111
T 2B - 2	8602733.12	530352.75	348		348
T 2B - 3	8602736.80	530373.06	288		288
T 3 - 1	8602758.10	530397	294		294
T 3 - 2	8602737.80	530400.90	312		312
T 4 - 1	8602871.77	530300.94	128		128
T 5 (G)	8602857.76	530366.09	176		176
T 5 (O)	8602895.47	530498.92	97		97
T 6 - 1	8602802.17	530461.99	77		77
T 6A - 1	8602790.02	530448.75	164		164
T 6B - 1	8602818.16	530504.42	199		199
HAB - 1	8602587.76	530452.53	35
HAB - 1A	8602600.62	530460.01	168
HAB - 2	8602466.31	530428.96	260
T 14	8602590.85	530325.83	41	2.40		14	14
T 13	8602628.23	530268.42		15.40		66	38
T 13A	8602604	530268		10.60		66	20
GA - 1	8602118.34	530377.55		6.80		81	16
GA - 2	8602120.55	530374.29	5	14.70		471	14
GA - 3	8602106.20	530353.62		40.40		108	64
GA - 4	8602142.13	530384.52		21.40		526	18
GA-VI 4	8602115.23	530347.38		97		3580	360
GA — V2A	8602124.52	530370.13		38.80		36	264
PAL - 01	8602485.56	530076.16	11
VAL	8603021.19	530619.94	6

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	As ppm	Sb ppm	Hg ppb	Fe %	Mn ppm	Ba ppm	Ni ppm	Co ppm

T 7 - 2	2090	76	5000	9.99	1485	20
T 1A - 1
T 1A - 2
T 1A - 3
T 1B - 1
T 1B - 2
T2A - 1
T2B - 1
T 2B - 2
T 2B - 3
T 3 - 1
T 3 - 2
T 4 - 1
T 5 (G)
T 5 (O)
T 6 - 1
T 6A - 1
T 6B - 1
HAB - 1
HAB - 1A
HAB - 2
T 14	272	22	1000	1.68	590
T 13	2930	50	66000	8.33	2340
T 13A	2460	30	57700	7.83	385
GA - 1	547	28	2586	3.18	1509	33
GA - 2	460	51	4730	3.21	1605	34
GA - 3	634	158	15000	4.08	2830	50
GA - 4	716	56	5000	3.07	1050	30
GA-VI 4	732	184	30000	5.08	5250	50
GA — V2A	384	172	30000	5.90	9600	40
PAL - 01
VAL

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Cd ppm	Bi ppm	Te ppm	Cr ppm	V ppm	Sn ppm	W ppm

T 7 - 2
T 1A - 1
T 1A - 2
T 1A - 3
T 1B - 1
T 1B - 2
T2A - 1
T2B - 1
T 2B - 2
T 2B - 3
T 3 - 1
T 3 - 2
T 4 - 1
T 5 (G)
T 5 (O)
T 6 - 1
T 6A - 1
T 6B - 1
HAB - 1
HAB - 1A
HAB - 2
T 14
T 13
T 13A
GA - 1
GA - 2
GA - 3
GA - 4
GA-VI 4
GA — V2A
PAL - 01
VAL

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	La ppm	Al %	Mg %	Ca %	Na %	K %	Sr ppm	Y ppm

T 7 - 2			0.85	2.39		0.17
T 1A - 1
T 1A - 2
T 1A - 3
T 1B - 1
T 1B - 2
T2A - 1
T2B - 1
T 2B - 2
T 2B - 3
T 3 - 1
T 3 - 2
T 4 - 1
T 5 (G)
T 5 (O)
T 6 - 1
T 6A - 1
T 6B - 1
HAB - 1
HAB - 1A
HAB - 2
T 14			0.38	1.67		0.23
T 13			2.78	5.66	0.03	0.20
T 13A			0.38	1.11	0.02	0.19
GA - 1			0.31	1.44	0.01	0.44
GA - 2			0.29	1.34		0.56
GA - 3			0.43	2.24	0.01	0.24
GA - 4			0.27	1.04	0.01	0.32
GA-VI 4			0.26	1.24	0.01	0.26
GA — V2A			1.64	6.26	0.01	0.21
PAL - 01
VAL

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Ga ppm	Li ppm	Nb ppm	Sc ppm	Ta ppm	Ti %	Zr ppm	P

T 7 - 2								780
T 1A - 1
T 1A - 2
T 1A - 3
T 1B - 1
T 1B - 2
T2A - 1
T2B - 1
T 2B - 2
T 2B - 3
T 3 - 1
T 3 - 2
T 4 - 1
T 5 (G)
T 5 (O)
T 6 - 1
T 6A - 1
T 6B - 1
HAB - 1
HAB - 1A
HAB - 2
T 14								810
T 13								860
T 13A								1090
GA - 1
GA - 2
GA - 3								1090
GA - 4								860
GA-VI 4								1090
GA — V2A								580
PAL - 01
VAL

Appendix 2: Certificates of Analyses and Analytical Results, Independent Samples

The analytical results reported on the following pages appear in the analytical certificates listed below. The original certificates are on file in the office of Peter A. Ronning, P.Eng.:

Laboratory	Certificate Number	Elements Analyzed	Samples Included	Quantity

ALS Chemex	A0218740	Au, ICP	245501 to 245516	16
ALS Chemex	A0219186	Ag	245514	1

Sample	UTM East	UTM North	Description	Au gpt	Au ppm	Ag ppm r1	Ag ppm r2	Al %	As ppm
	PSAD56	PSAD56

245502	530364	8602864	2 meter continous chip	0.28		4.20		0.23	244
			sample
245503	530499	8602841	2.4 meter continous chip	0.55		33.40		0.20	452
			along NE wall of trench.
245504	530514	8603338	random collection of	0.25		4.20		0.22	284
			chips from within a 5
			meter radius of the
			nominal sample site
245505	530490	8603380	random collection of	0.17		3.60		0.23	110
			chips within 5 meter
			radius of nominal site
245506	530321	8603417	random collection of	0.07		1.80		0.28	124
			chips from within a 10 m
			x 10 m cross sample done
			by JVL

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	B ppm	Ba ppm	Be ppm	Bi ppm	Ca %	Cd ppm	Co ppm	Cr ppm	Cu ppm

245502	-10	70	-0.50	-2	0.09	-0.50	15	32	21

245503	-10	30	-0.50	-2	0.16	-0.50	19	28	499

245504	-10	470	-0.50	-2	-0.01	-0.50	-1	44	15

245505	-10	890	-0.50	-2	-0.01	-0.50	-1	37	24

245506	-10	500	-0.50	-2	0.01	-0.50	-1	22	17

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Fe %	Ga ppm	Hg ppb	K %	La ppm	Mg %	Mn ppm	Mo ppm

245502	2.81	-10	1890	0.24	-10	0.04	140	1

245503	5.20	-10	6300	0.14	-10	0.01	185	9

245504	1.61	-10	3630	0.27	-10	-0.01	15	1

245505	1.68	-10	2360	0.21	-10	-0.01	5	1

245506	1.83	-10	3600	0.20	-10	-0.01	5	-1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Na %	Ni ppm	P ppm	Pb ppm	S %	Sb ppm	Sc ppm

245502	0.01	17	370	20	1.34	22	5

245503	0.01	25	650	494	2.35	260	1

245504	0.01	3	360	36	0.24	18	-1

245505	-0.01	1	110	10	0.13	14	-1

245506	-0.01	1	400	20	0.09	30	-1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Sr ppm	Ti %	Tl ppm	U ppm	V ppm	W ppm	Zn ppm

245502	5	-0.01	-10	-10	15	-10	12

245503	7	-0.01	-10	-10	4	-10	92

245504	10	-0.01	-10	-10	1	-10	4

245505	9	-0.01	-10	-10	2	-10	2

245506	5	-0.01	-10	-10	2	-10	2

Sample	UTM East	UTM North	Description	Au gpt	Au ppm	Ag ppm r1	Ag ppm r2	Al %	As ppm
	PSAD56	PSAD56

245507	530126	8603957	random collection of	-0.01		1		0.27	240
			chips from within a 5
			meter radius
245508	530324	8604358	series of random chips	0.03	0.03	3.20		0.24	304
			from outcrops and pits
			over about 8 m trending
			north upslope
245509	530193	8604665	random collection of	0.12		2.40		0.25	284
			chips within a radius of
			about 5 meters
245510	530129	8604347	2 meter continuous chip	-0.01		8.20		0.23	1135
245511	531276	8603998	continuous chip over 2	-0.01		6.40		1.63	6
			meters
245512	531217	8604159	continuous chip over 1.6	-0.01		5.80		0.74	10
			meters
245513	530321	8602650	continuous chip from	2.17	2.01	13.80		0.18	454
			northernmost 2 meters of
			JVL sample E
245514	530344	8602680	2 m continuous chip from	0.64		100	126	0.26	1055
			mid to upper middle part
			of JVL sample I-1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	B ppm	Ba ppm	Be ppm	Bi ppm	Ca %	Cd ppm	Co ppm	Cr ppm	Cu ppm

245507	-10	290	-0.50	-2	0.03	-0.50	4	33	21

245508	-10	210	-0.50	-2	0.01	-0.50	7	27	45

245509	-10	290	-0.50	-2	0.01	-0.50	3	27	25

245510	-10	90	-0.50	-2	0.01	-0.50	-1	21	9
245511	-10	110	-0.50	-2	6.69	-0.50	9	35	1565

245512	-10	890	0.50	-2	3.17	-0.50	5	19	2410

245513	-10	60	-0.50	2	0.68	-0.50	14	74	56

245514	-10	30	-0.50	-2	2.08	-0.50	61	29	1205

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Fe %	Ga ppm	Hg ppb	K %	La ppm	Mg %	Mn ppm	Mo ppm

245507	2.10	-10	2790	0.24	-10	-0.01	165	1

245508	3	-10	4890	0.16	-10	-0.01	115	4

245509	3.46	-10	2480	0.29	-10	-0.01	60	8

245510	2.34	-10	17920	0.40	-10	-0.01	5	16
245511	1.68	-10	420	0.14	10	1.25	1545	4

245512	0.92	-10	600	0.19	10	0.39	740	1

245513	2.71	-10	4210	0.20	-10	0.13	255	4

245514	5.02	-10	10860	0.20	-10	0.77	1255	6

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Na %	Ni ppm	P ppm	Pb ppm	S %	Sb ppm	Sc ppm

245507	0.01	5	730	28	0.11	22	3

245508	-0.01	6	490	20	0.48	34	2

245509	0.01	3	470	18	0.27	10	-1

245510	-0.01	1	830	20	0.44	42	1
245511	0.01	13	1730	-2	0.02	-2	2

245512	0.03	13	920	-2	0.04	-2	1

245513	0.01	17	320	218	1.73	74	3

245514	0.01	54	800	90	3.30	554	10

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Sr ppm	Ti %	Tl ppm	U ppm	V ppm	W ppm	Zn ppm

245507	4	-0.01	-10	-10	5	-10	8

245508	5	-0.01	-10	-10	2	-10	10

245509	9	-0.01	-10	-10	2	-10	4

245510	6	-0.01	-10	-10	2	-10	-2
245511	34	-0.01	-10	-10	12	-10	30

245512	32	-0.01	-10	-10	9	-10	12

245513	18	-0.01	-10	-10	6	-10	8

245514	19	-0.01	-10	-10	15	-10	180

Review of the Estrella Project, Peru	Page 73 of 84

Sample	UTM East	UTM North	Description	Au gpt	Au ppm	Ag ppm r1	Ag ppm r2	Al %	As ppm
	PSAD56	PSAD56

245515	530358	8602684	continuous chip over	0.29		1.60		0.21	286
			northernmost 2 meters of
			JVL sample J
245516			2 meter continuous chip	chest height on	-0.01		3.20		0.24
			48 - 50 m from portal	right wall if
				facing inward
245501	530352	8602849	2 meter continous chip	0.30		5.80		0.22	238
			along trench.

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	B ppm	Ba ppm	Be ppm	Bi ppm	Ca %	Cd ppm	Co ppm	Cr ppm	Cu ppm

245515	-10	160	-0.50	-2	0.41	-0.50	14	32	19

245516	490	-10	60	0.50	2	1.66	-0.50	23	27

245501	-10	540	-0.50	-2	0.19	-0.50	17	26	60

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Fe %	Ga ppm	Hg ppb	K %	La ppm	Mg %	Mn ppm	Mo ppm

245515	1.74	-10	280	0.17	-10	0.11	360	1

245516	25	2.83	-10	1130	0.20	-10	0.30	1330

245501	4.03	-10	2810	0.15	-10	0.04	3930	4

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Na %	Ni ppm	P ppm	Pb ppm	S %	Sb ppm	Sc ppm

245515	-0.01	19	460	12	0.79	14	1

245516	3	0.01	20	960	40	1.73	26

245501	-0.01	15	520	12	0.21	48	1

[Additional columns below]

[Continued from above table, first column(s) repeated]

Sample	Sr ppm	Ti %	Tl ppm	U ppm	V ppm	W ppm	Zn ppm

245515	12	-0.01	-10	-10	4	-10	10

245516	6	34	-0.01	-10	-10	5	-10	10

245501	5	-0.01	-10	10	9	-10	32

Appendix 3: Descriptions of Independent Samples

Sample Number	245501
Site Name	PE01
UTMEastPSAD56	530352
UTMNorthPSAD56	8602849

Field Notes:	Trench containing “ribs” of variably silicified volcanic rock, that are relatively resistant, intersperced with recessive gouge and clay -altered material. Exposed surfaces are coated with brown Fe oxides.

Sample Description:	2 meter continous chip along trench.

Au gpt	0.3
Ag ppm r1	5.8
As ppm	238
Cu ppm	60
Hg ppb	2810
Pb ppm	12
Sb ppm	48
Zn ppm	32

Sample Number	245502
Site Name	PE02
UTMEastPSAD56	530364
UTMNorthPSAD56	8602864

Field Notes:	Rocks at this site silicified, quartz-st-pyrite, clay alteration; fault gouge material variable. The

Review of the Estrella Project, Peru	Page 74 of 84

silica contains variable quantities of disseminated pyrite plus dark grey very fine grained sulphides and/or sulphosalts. Exposed surfaces are coated with powdery yellow, brown and red iron oxides. Locally some yellow powdery mineral that may be jarosite.

Sample is a 2 meter continous chip collected across a fracture set that trends roughly E-W. The sample results will be highly dependent on the proportion of silicified material vs soft clay altered material. May be difficult to repeat results.

Sample Description:	2 meter continous chip sample

Au gpt	0.28
Ag ppm r1	4.2
As ppm	244
Cu ppm	21
Hg ppb	1890
Pb ppm	20
Sb ppm	22
Zn ppm	12

Sample Number	245503
Site Name	PE03
UTMEastPSAD56	530499
UTMNorthPSAD56	8602841

Field Notes:	Trench trending approx 332. As at PE01, there are resistant “ribs” of quartz-st-pyrite alteration with intervening zones of fault gouge. Pyrite about 1%. Hairline dark grey veinlets, 1 per 2 centimeters. Veinlets may contain quartz plus very fine sulphides. Orange-brown Fe oxides coat exposed surfaces.

Sample 245503 is a 2.4 meter continous chip along the NE wall of the trench. It probably

Sample Description:	2.4 meter continous chip along NE wall of trench.

Au gpt	0.55
Ag ppm r1	33.4
As ppm	452
Cu ppm	499
Hg ppb	6300
Pb ppm	494
Sb ppm	260
Zn ppm	92

Review of the Estrella Project, Peru	Page 75 of 84

Sample Number	245504
Site Name	PE04
UTMEastPSAD56	530514
UTMNorthPSAD56	8603338

Field Notes:	Volcanic rock, probably originally a fragmental (ignimbrite?). Partly silicified and criss-crossed by hairline to 2 centimeter quartz veinlets. Most of the surface is lichen-covered, but where it is bare it is lichen-covered.

Sample 245504 is a random collection of chips from within a 5 meter radius of the nominal sample site.

Sample Description:	random collection of chips from within a 5 meter radius of the nominal sample site

Au gpt	0.25
Ag ppm r1	4.2
As ppm	284
Cu ppm	15
Hg ppb	3630
Pb ppm	36
Sb ppm	18
Zn ppm	4

Sample Number	245505
Site Name	PE05
UTMEastPSAD56	530490
UTMNorthPSAD56	8603380

Field Notes:	Volcanic exhibiting quartz-sericite-pyrite alteration. Criss-crossed locally by late quartz veinlets, hairline to 0.5 centimeter. The upper part of the outcrop exhibits some clay alteration. Lichen covered.

Sample Description:	random collection of chips within 5 meter radius of nominal site

Au gpt	0.17
Ag ppm r1	3.6
As ppm	110
Cu ppm	24
Hg ppb	2360
Pb ppm	10
Sb ppm	14
Zn ppm	2

Review of the Estrella Project, Peru	Page 76 of 84

Sample Number	245506
Site Name	PE07
UTMEastPSAD56	530321
UTMNorthPSAD56	8603417

Field Notes:	Quartz-sericite-pyrite altered volcanic. Sample 245506 is a random collection of chips from within a 10 m x 10 m cross sample done by JVL.

Sample Description:	random collection of chips from within a 10 m x 10 m cross sample done by JVL

Au gpt	0.07
Ag ppm r1	1.8
As ppm	124
Cu ppm	17
Hg ppb	3600
Pb ppm	20
Sb ppm	30
Zn ppm	2

Sample Number	245507
Site Name	PE10
UTMEastPSAD56	530126
UTMNorthPSAD56	8603957

Field Notes:	On a low hillock. Alteration is variable; quartz- sericite-pyrite or greenish clays with little quartz.

Sample Description:	random collection of chips from within a 5 meter radius

Au gpt	-0.01
Ag ppm r1	1
As ppm	240
Cu ppm	21
Hg ppb	2790
Pb ppm	28
Sb ppm	22
Zn ppm	8

Sample Number	245508
Site Name	PE11
UTMEastPSAD56	530324
UTMNorthPSAD56	8604358

Review of the Estrella Project, Peru	Page 77 of 84

Field Notes:	Area where a series of pits 1-2 m across and up to 1 m deep has been excavated. Zone of altered volcanics. Protolith obscure. Silicified, variable sericite. Pyrite 1-5%. Locally buggy where pyrite weathered out. Variable grey very finely crystalline sulphides, too fine to identify.

Sample 245508 is a series of random chips from outcrops and the small pits. Spread over about 8 m trending roughly due north, upslope.

Sample Description:	series of random chips from outcrops and pits over about 8 m trending north upslope

Au gpt	0.03
Ag ppm r1	3.2
As ppm	304
Cu ppm	45
Hg ppb	4890
Pb ppm	20
Sb ppm	34
Zn ppm	10

Sample Number	245509
Site Name	PE13
UTMEastPSAD56	530193
UTMNorthPSAD56	8604665

Field Notes:	On the knob of altered rock visible in the foreground of photo PE12-1. The rock is hard, white, finely crystalline. Possibly a mixture of very finely crystalline quartz with variable amounts of clay minerals. Locally cross-cut by quartz veinlets up to 2 millimetres wide. Cavities are common where millimetric sulphides, probably mainly pyrite, have weathered out.

The surface is mostly lichen -covered. Where it has been exposed to weathering it is stained goethitic brown.

Sample Description:	random collection of chips within a radius of about 5 meters

Au gpt	0.12
Ag ppm r1	2.4
As ppm	284
Cu ppm	25
Hg ppb	2480
Pb ppm	18
Sb ppm	10
Zn ppm	4

Review of the Estrella Project, Peru	Page 78 of 84

Sample Number	245510
Site Name	PE14
UTMEastPSAD56	530129
UTMNorthPSAD56	8604347

Field Notes:	Outcrop of volcanic rock; altered but less completely than in areas to the south. Locally, phyric texture still visible; flecks of chlorite may be relicts of mafic minerals. Incipient clay alteration of feldspars. Local cross-cutting veinlets of crypotocrystalline quartz that may have originally been chalcedony.

Sample 245510 is a 2 meter continuous chip equivalent to the northern extremity of JVL sample L2400-150W. Another JVL sample from this site is S..HUA-4.

The sample is from near the base of the outcrop. The rock is more intensely altered here. Chlorite is not present. One face at the north end of the sample exhibits chalcedonic quartz. Exposed surfaces are coated with yellow to brownn Fe oxides. Some cavities are present where sulphides have been leached out.

Sample Description:	2 meter continuous chip

Au gpt	-0.01
Ag ppm r1	8.2
As ppm	1135
Cu ppm	9
Hg ppb	17920
Pb ppm	20
Sb ppm	42
Zn ppm	-2

Sample Number	245511
Site Name	PE15
UTMEastPSAD56	531276
UTMNorthPSAD56	8603998

Field Notes:	In “copper zone”.

Volcanic rock; textures ambigous; flow, tuff or volcaniclastic sediment? Phenocrysts of feldspar and dark green chlorite (after pyroxene?). Groundmass altered to medium grey green (smectites). Variably laced with quartz veinlets. Specks malachite and powdery black mineral (chalcocite?).

Sample 245511 is continous chip over 2 meters. Site of JVL sample COM-8?

Review of the Estrella Project, Peru	Page 79 of 84

Sample Description:	continuous chip over 2 meters

Au gpt	-0.01
Ag ppm r1	6.4
As ppm	6
Cu ppm	1565
Hg ppb	420
Pb ppm	-2
Sb ppm	-2
Zn ppm	30

Sample Number	245512
Site Name	PE16
UTMEastPSAD56	531217
UTMNorthPSAD56	8604159

Field Notes:	In a pit several meters across, 3-4 meters deep. Presumably created by previous miners or explorers.

Rock is very finely crystalline felsic hypabyssal intrusive. Very hard, siliceous. 1 — 2 millimetre fp phenocrysts up to 1% of rock. Smectites(?) replace some prismatic meral, forming up to 5% of rock. Traces of pyrite. Rare trace chalcopyrite. Variable malachite and lesser powdery black mineral (chalcocite?). Variable intensity of quartz veinlets to as high as 1 per centimeter.

Sample 245512 is a continuous chip over 1.6 meters.

Sample Description:	continuous chip over 1.6 meters

Au gpt	-0.01
Ag ppm r1	5.8
As ppm	10
Cu ppm	2410
Hg ppb	600
Pb ppm	-2
Sb ppm	-2
Zn ppm	12

Sample Number	245513
Site Name	PE17
UTMEastPSAD56	530321
UTMNorthPSAD56	8602650

Field Notes:	Zone of variable silicification, 20 centimeters of fault gouge and some mainly clay altered material. Quartz veinlets make up about 10% of sample. Pyrite

Review of the Estrella Project, Peru	Page 80 of 84

disseminated about 3%. Some of the silicified material is dark grey; probably contains finely disseminated sulphides and/or sulphosalts.

Sample Description:	continuous chip from northernmost 2 meters of JVL sample E

Au gpt	2.17
Ag ppm r1	13.8
As ppm	454
Cu ppm	56
Hg ppb	4210
Pb ppm	218
Sb ppm	74
Zn ppm	8

Sample Number	245514
Site Name	PE18
UTMEastPSAD56	530344
UTMNorthPSAD56	8602680

Field Notes:	Hard, silicified and sulphidized volcanics. Very finely crystalline quartz, some later cross-cutting quartz veinlets. About 7% pyrite plus sulphosalts.

Sample 245514 is a 2 m continous chip from the mid to upper middle part of JVL Sample I-1.

Sample Description:	2 m continuous chip from mid to upper middle part of JVL sample I-1

Au gpt	0.64
Ag ppm r1	100
As ppm	1055
Cu ppm	1205
Hg ppb	10860
Pb ppm	90
Sb ppm	554
Zn ppm	180

Sample Number	245515
Site Name	PE19
UTMEastPSAD56	530358
UTMNorthPSAD56	8602684

Field Notes:	Very hard, silicified volcanic. Variable very finely disseminated sulphides/sulphosalts to 3%. Sample 245515 is a continous chip covering the northernmost 2 meters of JVL sample J.

Sample Description:	continuous chip over northernmost 2 meters of JVL sample J

Review of the Estrella Project, Peru	Page 81 of 84

Au gpt	0.29
Ag ppm r1	1.6
As ppm	286
Cu ppm	19
Hg ppb	280
Pb ppm	12
Sb ppm	14
Zn ppm	10

Sample Number	245516
Site Name	PE20
UTMEastPSAD56
UTMNorthPSAD56

Field Notes:	At old silver mine south of gold zone. No GPS reading.

Investigated underground. Walls dirty, but the best estimate of the lithology is breccia with silicified, sulphidized fragments of country rock in a clay-rich matrix. Pyrite (and other sulphides/sulphosalts?) very finely disseminated, 3- 5%.

Sample 245516 is a two meter continuous chip from about 48 meters to 50 meters from the portal (portal considered to be where the back starts). Sample is on right wall facing away from portal, chest height. The country rock near the portal is felsic intrusive containing quartz eyes. No photos at this site.

Sample Description:	2 meter continuous chip 48 - 50 m from portal, chest height on right wall if facing inward

Au gpt	-0.01
Ag ppm r1	3.2
As ppm	490
Cu ppm	25
Hg ppb	1130
Pb ppm	40
Sb ppm	26
Zn ppm	10

Appendix 4: Cost Projections

Notes with respect to cost calculations:

•	the cost calculation on the following page was done using United States dollars, the working currency for mineral exploration in Peru. The $US costs are converted to Canadian currency where presented in section XVIII starting on page 42 of this report.

Review of the Estrella Project, Peru	Page 82 of 84

•	the cost calculation incorporates all field costs including but not limited to contractors, company salaries and laboratory charges. It includes reasonable costs for office follow-up. It does not include general office overhead, costs of maintaining mineral rights, and costs to maintain and exercise option agreements.

Review of the Estrella Project, Peru	Page 84 of 84

Footnotes

Footnote 1: The nominal size of the 3 concessions that comprise the property totals 1,300 hectares, but some concessions overlap, so that the total effective size is 1,200 hectares. (return to text)

Footnote 2: The term “professional geologist” refers to persons with training and experience that enable them to conduct geological work at a professional level. It does not necessarily mean that they are registered with a professional association that would be recognized under the terms of NI 43-101. (return to text)

Footnote 3: In some of their technical reports and correspondence, the owners refer to themselves collectively as J.V.L. Exploraciones. The documented owners of the claims are individuals, not any corporate entity. In this report I refer to them collectively as “the owners”, not as “J.V.L.”. (return to text)

Footnote 4: In the remainder of this report, “Miocene-Pliocene(?)” is used when referring to the age of these volcanics. It is intended to emphasize the speculative nature of the age assignment without having to repeatedly re-state it. (return to text)

Footnote 5: Reverse circulation produces rock chips, whereas core drilling, in ideal circumstances, produces a continuous cylinder of the core that preserves structural and textural information. (return to text)

Certificate of P.A. Ronning for Estrella Report of 2 August 2002	Page 1 of 2

Certificate of Peter A. Ronning, P.Eng.
for the report dated 2 August 2002 entitled
“Review of the Estrella Project, Peru"

I, Peter Arthur Ronning, P.Eng. of RR 6, 1450 Davidson Road, Gibsons, B.C., V0N 1V6, hereby certify that:

1.	I am a consulting geological engineer, doing business under the registered name New Caledonian Geological Consulting.

2.	I am a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia, Registration Number 16,883.

3.	I am a graduate of the University of British Columbia in geological engineering, with the degree of B.A.Sc. granted in 1973.

4.	I am a graduate of Queen’s University in Kingston, Ontario, with the degree of M.Sc. (applied) in geology granted in 1983.

5.	I am the author of the report entitled “Review of the Estrella Project, Peru” and dated 2 August 2002. I have read National Instrument 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with those documents.

6.	I have worked as a geologist and latterly as a Professional Engineer in the field of mineral exploration since 1973, in many parts North and South America. As a result of my experience and training I am a qualified person with respect to the Estrella Project.

7.	I visited the Estrella Project on the 9th and 10th of June 2002. During the visit I examined many of the mineral occurrences described in this report and collected sixteen rock samples.

8.	The conclusions expressed in this report relating to geological and exploration issues are professional opinions, based upon my own geological field work, information compiled from other sources, and my professional experience. I am not aware of any material fact or material change with respect to the subject matter of the technical report that is not reflected in said report, the failure to disclose which makes the technical report misleading.

9.	Having undertaken reasonable due diligence, and believing the information I have used to be correct, I nevertheless cannot guarantee the accuracy of information that I did not originate.

10.	Statements made in this report relating to mineral titles, permitting and regulatory matters rely on information obtained from the responsible government sources in Peru and from persons active in the mineral exploration industry there. While I am generally knowledgeable concerning the regulations governing mineral titles and exploration activities in Peru I am not a legal or regulatory professional. The information in the report concerning these regulatory matters is provided for the convenience of the reader but is not a professional opinion.

11.	Statements made in this report relating to legal agreements are based upon my own reading of those agreements. I am not a legal professional. The information in the report concerning legal matters is provided for the convenience of the reader but is not a professional opinion.

Certificate of P.A. Ronning for Estrella Report of 2 August 2002	Page 2 of 2

12.	Except as herein noted, I neither own, control, nor expect to receive a beneficial interest in the Estrella property, nor in any entity whose value one could reasonably expect to be affected by the conclusions expressed in the report. This includes EVEolution Ventures Inc., Peru Exploration Ventures LLP, Bear Creek Mining Company Limited and their subsidiaries or associated companies. I may inadvertently be the beneficial owner of an interest in any publicly traded company through participation in mutual funds over whose portfolios I have no control.

13.	I authorize EVEolution Ventures Inc. to use this report for any lawful purpose. In particular, the report and my name may be used in the fulfillment of relevant reporting and disclosure requirements of any stock exchange or securities regulator that recognizes my professional qualifications. Should it be necessary to use abridgments of or excerpts from the report such abridgments or excerpts must be made so as to retain their original meaning and context. All reasonable efforts must be made to allow me to approve such abridgments or excerpts. I waive my right of approval in cases where it is impossible to comply as a result of my own unavailability within a reasonable period of time.

14.	A copy of this report is submitted as a computer readable file in Adobe Acrobat PDF format. Another copy is submitted as a computer readable file in HTML4.01 format. The requirements of electronic filing necessitate submitting the reports as unlocked, editable files. I accept no responsibility for any changes made to the computer files after they leave my control.

“P. Ronning”

Peter A. Ronning, P.Eng.

12 November 2002